                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        DELPHI FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
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         0-11.

         (1)     Title of each class of securities to which transaction applies:


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         (2)     Aggregate number of securities to which transaction applies:


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         (3)     Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)     Proposed maximum aggregate value of transaction:


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         (5)     Total fee paid:


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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:


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         (4)     Date Filed:


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

                            [DELPHI FINANCIAL LOGO]

April 11, 1997

Dear Stockholder,

It is a pleasure to invite you to Delphi Financial Group, Inc.'s 1997 Annual Meeting of Stockholders, to be held on May 13, 1997 at the Metropolitan Club, One East 60th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. We hope that you will be able to attend and review the year with us.

Whether or not you plan to attend the meeting, please exercise your right to vote as an owner of Delphi Financial Group, Inc. Review the proxy materials and then mark your votes on the enclosed proxy card and return it in the envelope provided as soon as possible.

At the meeting the stockholders will be electing directors and considering and voting upon a proposed amendment to the Restated Certificate of Incorporation of the Company, the adoptions of the Second Amended and Restated Employee Stock Option Plan and the Amended and Restated Directors Stock Option Plan and the establishment of the Long-Term Performance-Based Incentive Plan, each as described in the formal Notice of Annual Meeting of Stockholders and Proxy Statement enclosed herewith. We will also report on the progress of Delphi Financial Group, Inc. and respond to questions posed by stockholders.

We look forward to seeing you at the Annual Meeting.

                                               Sincerely,

                                               Robert Rosenkranz
                                               Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 13, 1997

To the Stockholders of Delphi Financial Group, Inc.:

Notice is hereby given that the 1997 Annual Meeting of Stockholders of Delphi Financial Group, Inc. will be held at the Metropolitan Club, One East 60th Street, New York, New York on May 13, 1997, commencing at 10:00 a.m., Eastern Daylight Time, for the following purposes:

    1. To elect eight directors to serve for a term of one year, one of whom shall be elected by the holders of the Class A Common Stock, voting as a separate class.

    2. To consider and vote upon a proposed amendment to the Restated Certificate of Incorporation of the Company to limit the voting rights of the Class B Common Stock as described herein and permit the issuance of additional shares of Class B Common Stock pursuant to the Long-Term Performance-Based Incentive Plan as described herein.

    3. To consider and vote upon the adoption of the Second Amended and Restated Employee Stock Option Plan as described herein.

    4. To consider and vote upon the adoption of the Amended and Restated Directors Stock Option Plan as described herein.

    5. To consider and vote upon the establishment of the Long-Term Performance-Based Incentive Plan as described herein.

    6. To transact such other business that properly comes before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 1997 as the record date for stockholders entitled to notice of and to vote at the meeting or any adjournment of the meeting. The list of stockholders entitled to vote at the meeting shall be available at the offices of Delphi Capital Management, Inc., 650 Madison Avenue, Suite 2600, New York, New York for a period of ten days prior to the meeting date.

A copy of Delphi Financial Group, Inc.'s 1996 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, has previously been mailed to stockholders receiving this notice.

Your attendance at this meeting is very much desired. However, whether or not you plan to attend the meeting, please sign the enclosed Proxy and return it in the enclosed envelope. If you attend the meeting, you may revoke the Proxy and vote in person.

                                             By Order of the Board of Directors,

                                             Robert Rosenkranz
                                             Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                      1105 NORTH MARKET STREET, SUITE 1230
                              WILMINGTON, DE 19899

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

This Proxy Statement is furnished for the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Proxies for the Annual Meeting of Stockholders of Delphi Financial Group, Inc., a Delaware corporation (the "Company"), scheduled to be held on May 13, 1997 at the Metropolitan Club, One East 60th Street, New York, New York commencing at 10 a.m., Eastern Daylight Time. The submission of a signed Proxy will not affect the stockholder's right to attend the meeting and vote in person. Any person giving a Proxy may revoke it at any time before it is exercised by the delivery of a later dated signed Proxy or written revocation sent to the Investor Relations Department of the Company, or by attending the Annual Meeting and voting in person.

Other than the matters set forth herein, management of the Company is not aware of any matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote the shares represented by the effective Proxies and intend to vote them in accordance with their best judgment in the interests of the Company. Management of the Company will consider any requests from stockholders which are submitted in advance to the Investor Relations Department.

The Company's 1996 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, has previously been mailed to each stockholder of record as of the close of business on March 20, 1997.

                         MAILING AND VOTING OF PROXIES

This Proxy Statement and the enclosed Proxy were first mailed to stockholders on or about April 11, 1997. Properly executed Proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to the election of the nominees chosen by the Board, the shares will be voted as indicated by the stockholder. Each share of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), entitles the holder thereof to one vote and each share of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), entitles the holder thereof to ten votes. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class, except that holders of Class A Common Stock will vote as a separate class to elect one director (the "Class A Director") and that the holders of the Class A Common Stock and the holders of the Class B Common Stock, respectively, will each be entitled to vote as a separate class with respect to the proposed amendment to the Company's Restated Certificate of Incorporation. If the person solicited does not specify a choice with respect to the election of any nominee for director, the shares will be voted "for" such nominee.

As of March 20, 1997, Rosenkranz & Company, through ownership of shares of the Company's Class B Common Stock, has a 29% equity interest in the Company, which represents 70% of the combined voting power of the Company's Common Stock. In addition, Mr. Robert Rosenkranz, the beneficial owner of the corporate general partner of Rosenkranz & Company, holds an irrevocable proxy to vote or has direct or beneficial ownership of additional shares of Class B Common Stock representing a 14% voting interest in the Company as of March 20, 1997. Rosenkranz & Company and Mr. Rosenkranz have informed the Company that they intend to vote in favor of the election of all nominated directors for which they are entitled to vote, but have agreed to limit their vote for the election of directors as if the proposed amendment to the Company's Restated Certificate of Incorporation had been adopted, i.e., to 49.9% of the combined voting power of the Company's stockholders. In addition, Rosenkranz & Company and Mr. Rosenkranz have informed the Company that they intend to vote in favor of the adoptions of the Second Amended and Restated Employee Stock Option Plan (the "Restated Employee Plan") and the Amended and Restated Directors Stock Option Plan (the "Restated Directors Plan") and the establishment of the Long-Term Performance-Based Incentive Plan (the "Incentive Plan"). Accordingly, the adoptions of the Restated Employee Plan and the Restated Directors Plan and the establishment of the Incentive Plan will be approved at the Annual Meeting. Rosenkranz & Company and Mr. Rosenkranz have also informed the Company that they currently intend to vote in favor of the proposal to amend the Company's Restated Certificate of Incorporation to limit the voting rights of the Class B Common Stock as described herein and permit the issuance of additional shares of Class B Common Stock pursuant to the Incentive Plan, but reserve the right to vote otherwise.

Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

                            SOLICITATION OF PROXIES

The cost of soliciting Proxies will be borne by the Company. It is expected that the solicitation of Proxies will be primarily by mail. Proxies may also be solicited by officers and employees of the Company, at no additional cost to the Company, in person or by telephone, telegram or other means of communication. Upon written request, the Company will reimburse custodians, nominees and fiduciaries holding the Company's Common Stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their Proxies.

              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

Holders of record of Common Stock at the close of business on March 20, 1997 will be eligible to vote at the meeting. The Company's stock transfer books will not be closed. As of the close of business on March 20, 1997, the Company had outstanding 11,884,020 shares of Class A Common Stock and 6,258,944 shares of Class B Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each of the Company's directors and executive officers, each person known by the Company to own beneficially more than five percent of the Company's Common Stock and all directors and officers of the Company as a group as of March 20, 1997. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person and the exercise by no other person (or group) of stock options. Unless otherwise indicated, each beneficial owner listed below is believed by the Company to own the indicated shares directly and have sole voting and dispositive power with respect thereto.

                                                                      AMOUNT AND
                                                                      NATURE OF      PERCENT
                        NAME OF BENEFICIAL OWNER                      OWNERSHIP      OF CLASS
    ----------------------------------------------------------------  ----------     --------
    Class B Common Stock --
      Five or greater percent owner:
        Rosenkranz & Company........................................  5,202,944 (1)     82.2%
      Directors and Executive Officers:
        Robert Rosenkranz...........................................  6,330,944 (1)    100.0%
        Christopher A. Fazzini......................................         --           --
        Edward A. Fox...............................................         --           --
        Charles P. O'Brien..........................................         --           --
        Lewis S. Ranieri............................................         --           --
        Thomas L. Rhodes............................................         --           --
        Robert M. Smith, Jr. .......................................         --           --
        Thomas A. Sullivan..........................................         --           --
        B.K. Werner.................................................         --           --
        Directors and officers as a group (13 persons)..............  6,330,944        100.0%
    Class A Common Stock --
      Five or greater percent owners................................         --           --
      Directors and Executive Officers:
        B.K. Werner.................................................    698,496 (2)      5.6%
        Charles P. O'Brien..........................................    268,084 (3)      2.1%
        Robert Rosenkranz...........................................    217,000 (1)      1.7%
        Thomas A. Sullivan..........................................     46,334 (4)     *
        Robert M. Smith, Jr.........................................     42,288 (5)     *
        Edward A. Fox...............................................     22,920 (6)     *
        Christopher A. Fazzini......................................      4,464 (4)     *
        Lewis S. Ranieri............................................      4,200 (7)     *
        Thomas L. Rhodes............................................      1,560 (7)     *
        Directors and officers as a group (13 persons)..............  1,459,457 (8)     11.6%

---------------
 *  Amount is less than 1% of Class.

(1) Mr. Rosenkranz, as the beneficial owner of the corporate general partner of Rosenkranz & Company, has the power to vote the shares of Class B Common Stock held by Rosenkranz & Company. Accordingly, Mr. Rosenkranz may be deemed to be the beneficial owner of all of the shares of the Company owned by Rosenkranz & Company. In addition, Mr. Rosenkranz holds an irrevocable proxy to vote or has direct or beneficial ownership of 1,056,000 additional shares of Class B Common Stock and 1,000 shares of Class A Common Stock. The remaining indicated shares of Class A Common Stock and Class B Common Stock, respectively, represent the 1996 award under the Incentive Plan (which award is subject to the approval by the stockholders of the Company of such plan), consisting of 216,000 shares of Class A Common Stock which may be acquired pursuant to stock options and 72,000 deferred shares of Class B Common Stock. However, if the Amendment (as defined below) is not approved by the stockholders of the Company as proposed herein, the deferred share portion of such award will instead relate to Class A Common Stock. The address of Rosenkranz & Company and Mr. Rosenkranz is 650 Madison Avenue, Suite 2600, New York, NY 10022.

(2) Each of Mr. Werner and The Werner Partnership, LP, of which Mr. Werner is the general partner, may be deemed to beneficially own the indicated shares and have shared voting and dispositive power with respect to such shares. Mr. Werner's address is c/o Safety National Casualty Corporation, 2043 Woodland Parkway, St. Louis, MO 63146.

(3) Of the indicated shares of Class A Common Stock, 2,400 shares are presently owned by Mr. O'Brien. The remaining shares indicated may be acquired pursuant to currently exercisable stock options. The address of Mr. O'Brien is c/o Reliance Standard Life Insurance Company, 2501 Parkway, Philadelphia, PA 19130.

(4) All of the indicated shares of Class A Common Stock are presently owned. The address of Mr. Sullivan is c/o Delphi Capital Management, Inc., 650 Madison Avenue, Suite 2600, New York, NY 10022. The address of Mr. Fazzini is c/o Reliance Standard Life Insurance Company, 2501 Parkway, Philadelphia, PA 19130.

(5) Of the indicated shares of Class A Common Stock, 1,600 shares are presently owned by Mr. Smith. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Smith's address is c/o Delphi Capital Management, Inc., 650 Madison Avenue, Suite 2600, New York, NY 10022.

(6) Of the indicated shares of Class A Common Stock, 18,000 shares are presently owned by Mr. Fox. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Fox's address is R.R. 67-15, Harborside, ME 04642.

(7) None of the indicated shares of Class A Common Stock are presently owned, but they may be acquired pursuant to stock options within 60 days. Mr. Ranieri's address is c/o Ranieri & Co., Inc., 50 Charles Lindbergh Blvd., Suite 500, Uniondale, NY 11553. Mr. Rhodes' address is c/o National Review, 150 East 35th Street, New York, NY 10016.

(8) Includes 684,679 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days.

                             ELECTION OF DIRECTORS

The Board of Directors consists of eight members, each of whom are elected annually to serve until their successors have been elected and qualified, or they have resigned or been removed from office. The Company's Restated Certificate of Incorporation provides that the holders of Class A Common Stock are entitled to vote as a separate class to elect the Class A Director so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of the Company's Class A and Class B Common Stock. As of the date of this Proxy Statement, this condition continues to be satisfied. Mr. Rhodes was elected by the holders of the Class A Common Stock in 1996 as the Class A Director, and the Board of Directors has unanimously recommended Mr. Rhodes for reelection as the Class A Director.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the election of all such nominees unless a contrary direction is indicated on the Proxy. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason any nominee shall be unable to do so, Proxies that would otherwise have been voted "for" such nominee will instead be voted "for" a substitute nominee selected by the Board.

Nominees for Director

The following sets forth information as to each nominee for election at the 1997 Annual Meeting, including his age, positions with the Company, length of service as a director of the Company, other directorships currently held, if any, principal occupations and employment during the past five years and other business experience.

ROBERT ROSENKRANZ, 54, has served as the President and Chief Executive Officer of the Company since May 1987 and has served as Chairman of the Board of Directors of the Company since April 1989. He is also Chairman of the Board of Reliance Standard Life Insurance Company ("RSLIC"), First Reliance Standard

Life Insurance Company ("FRSLIC") and Reliance Standard Life Insurance Company of Texas ("RSLIC-Texas") and serves on the Board of Directors of Safety National Casualty Corporation ("SNCC"). Mr. Rosenkranz has served since October 1978 as either sole or managing general partner of Rosenkranz & Company or as beneficial owner of its corporate general partner.

ROBERT M. SMITH, JR., 45, commenced employment with the Company in March 1994 and has served as Vice President of the Company since July 1994 and as a director of the Company since January 1995. Mr. Smith has also served as Vice President of Delphi Capital Management, Inc. ("DCM") and as a director of RSLIC, FRSLIC and RSLIC-Texas since July 1994 and as a director of SNCC since March 1996. Prior to March 1994, Mr. Smith was Director, Investment Banking for Merrill Lynch & Company in New York, NY.

EDWARD A. FOX, 60, has served as a director of the Company since March 1990. From May 1990 until September 1994, Mr. Fox was the Dean of the Amos Tuck School of Business Administration at Dartmouth College. From April 1973 until May 1990, Mr. Fox was President and Chief Executive Officer of the Student Loan Marketing Association.

CHARLES P. O'BRIEN, 60, has served as a director of the Company since November 1987. Since August 1976, Mr. O'Brien has served as President, Chief Executive Officer and a director of RSLIC. Mr. O'Brien also serves as President and Chief Executive Officer and a director of FRSLIC and RSLIC-Texas and as a director of SNCC.

LEWIS S. RANIERI, 50, has served as a director of the Company since July 1992. Mr. Ranieri is currently Chairman and Chief Executive Officer of Ranieri & Co., Inc. and oversees Hyperion Partners L.P. and Hyperion Partners II L.P. (collectively "Hyperion"), funds created to invest in the financial services, housing and real estate industries. As part of his responsibilities with Hyperion, Mr. Ranieri serves as Chairman of Hyperion Capital Management, a New York-based money management firm specializing in mortgage-backed securities, as Chairman, Director and/or Trustee of several investment companies advised by Hyperion Capital Management, Inc., and as Chairman and a director of Bank United Corp. and a director of Bank United, a Houston-based savings and loan institution. Mr. Ranieri also serves on the compensation committee for both Bank United entities.

THOMAS A. SULLIVAN, 56, has served as a director of the Company since July 1991. He became President of DCM and a limited partner in Rosenkranz & Company in July 1991. Prior to that, he served as Chief Investment Officer of DCM from January 1990 to July 1991, and in that capacity with the Company from November 1987 to December 1989.

B.K. WERNER, 63, was elected as a director of the Company upon the merger with SIG Holdings, Inc. in March 1996. He has served as Chairman of the Board of SNCC since June 1987 and as Chief Executive Officer of SNCC since June 1990. Mr. Werner has served as a director of and has been employed in various capacities by SNCC since 1959.

Nominee for Class A Director

THOMAS L. RHODES, 57, has served as a director of the Company since May 1995. He has been President of National Review since November 1992, where he has also served as a director since 1988. From 1987 to November 1992, Mr. Rhodes was a Partner of Goldman, Sachs & Co., New York, NY. Mr. Rhodes is Co-Chairman, Co-Chief Executive Officer and Co-Manager of Financial Asset Management LLC, Co-Chairman and Co-Chief Executive Officer of Asset Investors Corporation and Co-Chairman and Co-Chief Executive Officer of Commercial Assets, Inc. Mr. Rhodes also serves as a director of Apartment Investment and

Management Company, director of The Lynde and Harry Bradley Foundation, trustee of The Heritage Foundation and trustee of Reserve Special Portfolio Trusts.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee is responsible for reviewing the activities of the Company's independent accountants and internal audit department. The committee, whose membership consists of Messrs. Fox and Rhodes, held four meetings during 1996. The Board of Directors does not have a nominating committee.

The Stock Option and Compensation Committee (the "Committee") is responsible for reviewing and approving all grants of stock options to employees and reviewing and approving compensation arrangements for certain employees of the Company and its subsidiaries. The Committee's membership consists of Messrs. Fox and Rhodes.

DIRECTORS' ATTENDANCE

The Board of Directors held five meetings during 1996. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held during the period for which such incumbent was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which such incumbent served, with the exception of Mr. Ranieri who attended 71% of the meetings.

DIRECTOR COMPENSATION

The Company paid its directors who are not officers or employees of Rosenkranz & Company, the Company, or any of the Company's affiliates (each, an "outside director") annual compensation of $20,000 (the "Annual Retainer") and a fee of $750 plus expenses for each Board of Directors or committee meeting attended in 1996.

In addition, under the Company's Directors Stock Option Plan, as more fully described under "Proposal to Adopt the Amended and Restated Directors Stock Option Plan," options to purchase a total of 11,400 shares of the Company's Class A Common Stock were granted to the outside directors subsequent to the 1996 Annual Meeting of Stockholders at an exercise price of $23.96. At the 1997 Annual Meeting, stockholders will consider and vote upon the Restated Directors Plan, which, in addition to the option grants presently made annually under the existing plan, will also provide for an annual option grant to each outside director in lieu of the Annual Retainer unless an election to the contrary is made by the director. See "Proposal to Adopt the Amended and Restated Directors Stock Option Plan."

              PROPOSAL TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S
               RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE
                   VOTING RIGHTS OF THE CLASS B COMMON STOCK

The Company's Restated Certificate of Incorporation currently provides that every holder of Class B Common Stock is entitled to 10 votes for each share of Class B Common Stock owned of record by such holder on all matters subject to vote at any meeting of stockholders (other than the election of the Class A Director), and every holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock owned of record by such holder on all such matters. The Restated Certificate of Incorporation also currently provides that no additional shares of Class B Common Stock may be issued except (i) in payment of stock dividends on outstanding shares of Class B Common Stock, (ii) in connection with a stock split or reclassification of outstanding shares of Class B Common Stock or (iii) upon exercise of certain options outstanding immediately prior to the reclassification of the Company's common stock in 1990 into the Class A Common Stock and the Class B Common Stock.

The Company has been advised by its independent auditors that, under generally accepted accounting principles ("GAAP"), because Rosenkranz & Company has more than 50% of the voting power of the Common Stock, the Company may not be considered to be autonomous for purposes of the requirements relating to "pooling of interests" accounting, and therefore may not be able to account for any business combination in this manner. Further, the Company has been advised that, under these requirements, when a corporation (such as the Company) that has two classes of common stock with different voting rights issues shares of its common stock as consideration in a business combination, the shares issued must be of the same class as the class of shares representing the majority of the combined voting power of both classes of the corporation's common stock in order for the business combination to be treated as a "pooling of interests" under GAAP. Consequently, so long as the outstanding shares of Class B Common Stock represent a majority of the combined voting power of the Company's stockholders, in the event the Company were to issue Common Stock as consideration in any business combination, the Company would be required to issue shares of Class B Common Stock in order to account for such business combination as a pooling of interests under GAAP. The Company currently would not be able to issue Class A Common Stock in a business combination and account for such business combination as a pooling of interests.

The Company believes that it would be in the best interests of its stockholders for the Company to have the ability, where appropriate, to account for future business combinations under the pooling of interests method. In contrast to purchase accounting, the pooling of interests method generally does not result in the creation of intangible assets such as goodwill, the amortization of which is typically dilutive to reported earnings. Although the Company from time to time considers business combination opportunities, as of the date of this Proxy Statement it has no plans or commitments relating to any transactions for which it would seek pooling of interests accounting.

In order to enhance the Company's ability to utilize the pooling of interests accounting method for a business combination where deemed appropriate, and to permit the issuance of shares of Class A Common Stock as consideration in such a business combination, the Board of Directors has approved an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation to limit the number of votes per share of Class B Common Stock to such number of votes as would give the aggregate of all outstanding shares of Class B Common Stock 49.9% of the combined voting power of the Common Stock and to permit additional shares of Class B Common Stock to be issued from time to time pursuant to the Incentive Plan. The initial effect of the Amendment would be to reduce the voting power of the Class B Common Stock from 10 votes per share to approximately 1.89 votes per share (calculated based on shares outstanding as of the record date), representing 49.9% of the combined voting power of the Company's stockholders and to permit shares of Class B Common Stock to be issued pursuant to the Incentive Plan.

In conjunction with the Amendment, Robert Rosenkranz has informed the Company that, if the Amendment is adopted, he will enter into an agreement with the Company not to vote or cause to be voted any shares of Class A Common Stock (i) which are issued upon exercise of the options granted pursuant to the 1996 award under the Incentive Plan (assuming such plan is approved as proposed herein), or
(ii) which are issued upon the conversion of any shares of Class B Common Stock as to which he directly or indirectly possesses voting power (including shares owned by Rosenkranz & Company), if and to the extent that, in either case, the issuance of such shares would cause him and Rosenkranz & Company, collectively, to have more than 49.9% of the combined voting power of the Company's stockholders.

DESCRIPTION OF THE AMENDMENT

If the Amendment is approved by the Company's stockholders and is filed with the Secretary of State of the State of Delaware, the Company's Restated Certificate of Incorporation would provide that (A) a holder of record of Class B Common Stock will be entitled to a number of votes per share equal to the lesser of (1) the number of votes (with each share of Class B Common Stock having the same number of votes as each other share of Class B Common Stock) such that the aggregate of all outstanding shares of Class B Common Stock will be entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock or (2) 10 votes (except that, if there is no Class A Common Stock outstanding, clause (1) above will not apply) and (B) additional shares of Class B Common Stock may be issued from time to time pursuant to the Incentive Plan, as it may be amended from time to time in accordance with its terms. All other provisions of the Company's Restated Certificate of Incorporation will remain unchanged, including the provision that a holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock owned of record.

The initial effect of the Amendment would be to reduce the voting power of the Class B Common Stock from 10 votes per share to approximately 1.89 votes per share (calculated based on shares outstanding as of the record date), representing 49.9% of the combined voting power of the Company's stockholders and to permit shares of Class B Common Stock to be issued pursuant to the Incentive Plan.

STOCKHOLDER VOTE REQUIRED

The authorization of the Amendment requires each of (1) the affirmative vote of the holders of a majority of the voting power of the Company's Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote, voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share, (2) the affirmative vote of the holders of a majority of the outstanding shares of the Company's Class A Common Stock present in person or represented by proxy and entitled to vote, voting as a class, and
(3) the affirmative vote of the holders of a majority of the outstanding shares of the Company's Class B Common Stock present in person or represented by proxy and entitled to vote, voting as a class.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the resolution authorizing the Amendment unless a contrary direction is indicated on the Proxy.

EFFECTIVENESS OF THE AMENDMENT

The Amendment will become effective upon filing with the Secretary of State of the State of Delaware. Stockholders should be aware that, notwithstanding the authorization of the proposed Amendment by them, the Board of Directors may abandon the proposed Amendment without further action by the stockholders of the Company at any time prior to the filing of the proposed Amendment with the Secretary of State and may do so, among other reasons, depending on the outcome of certain discussions currently under way between the Company and its independent auditors regarding the accounting treatment of business combinations such as those described above.

               PROPOSAL TO ADOPT THE SECOND AMENDED AND RESTATED
                              EMPLOYEE OPTION PLAN

The Amended and Restated Option Plan (the "Option Plan") is administered by the Committee and provides for the granting of nonqualified stock options to key employees of the Company and its subsidiaries. As the authority to grant awards under the Option Plan expires in 1997 and the Company intends to continue its practice of granting stock options to key employees as a means of incentive compensation, it is necessary to amend and readopt the Option Plan pursuant to the Restated Employee Plan, which shall have a term of ten years. The Company therefore intends to bring this matter to a vote of stockholders at the Annual Meeting. See "Executive Compensation -- Other Compensation Plans" for a further description of the Option Plan.

The terms of the Restated Employee Plan are substantially similar to those of the Option Plan; however, the Restated Employee Plan contains certain revisions which are intended primarily to enhance flexibility in the administration of the plan and the terms and conditions of the options awarded thereunder, and thus to make the plan a more effective means for incentive compensation. Such revisions, among other things, authorize the granting of options thereunder that qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code"); make eligible as optionees non-employees who, in the Committee's judgment, can make significant contributions to the Company's long-term profitability and value; grant authority to the Committee to extend the periods following termination of employment during which options may be exercised; provide for the transferability of options to certain family members and family entities in cases where the Committee so provides; provide that option exercise prices may be paid in cash, in Company stock or other acceptable consideration; limit the requirement of stockholder approval of amendments to the Restated Employee Plan to circumstances where such approval is required by law or by the rules of the New York Stock Exchange or other applicable exchange; and add the term "Change of Ownership" (as defined therein) to define those circumstances under which outstanding options may become exercisable in full due to significant corporate transactions such as mergers and consolidations in replacement of the existing provision of the Option Plan which is applicable under such circumstances.

In addition, the Restated Employee Plan incorporates amendments made to the Option Plan during 1996, including the incorporation of a limit on the number of shares of Class A Common Stock as to which options can be granted thereunder in any one calendar year to 500,000 (in order to satisfy one of the requirements of Section 162(m) of the Code, which Code section is described in the Report on Executive Compensation) and the reduction of the required number of members of the committee administering the plan from three to two. Also, the Restated Employee Plan reflects the adjustment of the number of shares of Class A Common Stock available under the Option Plan from 1,650,000 to 1,980,000 that occurred pursuant to such plan's terms as a result of the 20% stock dividend distributed by the Company in September 1996 (the "Stock Dividend").

The full text of the Restated Employee Plan is attached hereto as Exhibit A, to which the foregoing description is qualified by reference.

FEDERAL INCOME TAX CONSEQUENCES

Nonqualified Stock Options. No taxable income will be recognized by the optionee upon the grant of nonqualified stock options. In general, the optionee will recognize ordinary income in the year in which the options are exercised equal to the excess of the fair market value of the shares received at the date of exercise over the exercise price. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the options. This deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Incentive Stock Options. No taxable income will be recognized by the optionee upon the grant of incentive stock options. When an optionee exercises an incentive stock option while employed by the Company or, to the extent permitted by the Code, within the period after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess, if any, of the fair market value of the shares acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise by an optionee are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess, if any, of the sales proceeds over the aggregate option price of such shares will treated as a long-term capital gain by the optionee. The Company will not be entitled to any tax deduction with respect to such gain. If the shares are disposed of by the optionee prior to the expiration of such periods (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income to the optionee at the time of such disqualifying disposition and the Company will be entitled to a tax deduction in a like amount. If an incentive stock option is exercised by the optionee more than three months after termination of employment (one year for disability), the tax consequences are the same as described above for a nonqualified stock option.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the proposed adoption of the Restated Employee Plan unless a contrary direction is indicated on the Proxy.

                   PROPOSAL TO ADOPT THE AMENDED AND RESTATED
                          DIRECTORS STOCK OPTION PLAN

Under the Directors Stock Option Plan (the "Directors Plan"), which was adopted in 1994, on the day following the Company's Annual Meeting of Stockholders for each year that the Directors Plan is in effect, each outside director then in office is granted an option to purchase a number of shares of Class A Common Stock determined pursuant to the following formula: number of option shares = 2,000 multiplied by [1+(.125 multiplied by the number of calendar years of continuous service of such outside director to that point, including any portion of a calendar year of service as a full year)]. Options granted become exercisable in five equal annual installments, commencing on the first anniversary of the date of the grant. The maximum term of an option granted under the Directors Plan is ten years. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported through the New York Stock Exchange for such date.

The Restated Directors Plan continues to provide for annual option grants on these same terms. In addition, under such plan, an option will be granted to each outside director to receive options to purchase Class A Common Stock in lieu of the Annual Retainer for the period from the director's date of election or reelection to the Board of Directors to the Company's next Annual Meeting of Stockholders, unless such director elects in advance to receive the Annual Retainer in cash for such period. Such options will be granted on the first business day following the date on which such director is elected or reelected. The number of shares of Class A Common Stock to which each such option will relate will be equal to (a) three times the director's Annual Retainer for the applicable period divided by (b) the fair market value of a share of Class A Common Stock of the Company on the date of grant, and the exercise price will be 100% of such fair market value on the date of grant. The options will become exercisable in four equal 90-day installments and will expire ten years from the date of grant. The number of options that an outside director may receive in lieu of the Annual Retainer is dependent upon the time at which such director is elected and the fair market value of the Class A Common Stock at the date of grant and, as such, is not determinable.

The Directors Plan currently permits options to purchase up to 60,000 shares of Class A Common Stock to be granted under the Directors Plan (taking into account the adjustment that occurred in 1996 pursuant to such plan's terms as a result of the Stock Dividend), of which options to purchase 28,800 shares have been previously granted. In order to provide for a sufficient number of shares of Class A Common Stock to be available for options under the two types of option grants for which the Restated Directors Plan provides, and thus to continue to enhance the Company's ability to attract and retain experienced and knowledgeable individuals to serve as outside directors, it is desirable to increase the number of shares available for such option grants to 120,000, as provided in the Restated Directors Plan.

The other terms of the Restated Directors Plan are substantially similar to those of the Directors Plan; however, the Restated Directors Plan contains certain revisions which are intended primarily to enhance flexibility in the administration of the plan and the terms and conditions of the options awarded thereunder, and thus to make the plan a more effective means for incentive compensation. Such revisions, among other things, provide for the transferability of options to certain family members and family entities; provide that option exercise prices may be paid in cash, Company stock or other acceptable consideration; limit the requirement of stockholder approval of amendments to the Restated Directors Plan to circumstances where such approval is required by law or by the rules of the New York Stock Exchange or other applicable exchange; and add the term "Change of Ownership" (as defined therein) to define those circumstances under which outstanding options may become exercisable in full due to significant corporate transactions such as mergers and consolidations in replacement of the existing provisions of the Directors Plan applicable to such circumstances.

The full text of the Restated Directors Plan is attached hereto as Exhibit B, to which the foregoing description is qualified by reference.

FEDERAL INCOME TAX CONSEQUENCES

As in the case of the annual option grants under the existing Directors Plan, options to purchase Class A Common Stock granted in lieu of the Annual Retainer will be treated as nonqualified stock options for federal income tax purposes. See "Proposal to Adopt the Second Amended and Restated Employee Option Plan -- Federal Income Tax Consequences" for a description of the federal income tax treatment of nonqualified stock options.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the proposed adoption of the Restated Directors Plan unless a contrary direction is indicated on the Proxy.

             PROPOSAL TO ESTABLISH THE LONG-TERM PERFORMANCE-BASED
                                 INCENTIVE PLAN

In 1996, the Committee adopted the Incentive Plan for Robert Rosenkranz, the Chairman, President and Chief Executive Officer of the Company. The Incentive Plan's purpose is to provide Mr. Rosenkranz with a compensation arrangement that rewards him for significant gains in shareholders' wealth as measured by the annual performance of the Company's Class A Common Stock, so long as such performance surpasses that of the Standard & Poor's Corporation Insurance Composite Index Total Return to Shareholders (the "S&P Insurance Index Total Return").

Awards under the Incentive Plan are made and will continue to be made promptly following the end of each Performance Period (as defined below) under the Incentive Plan if and only if the Ending Stock Value (as defined below) of the Company's Class A Common Stock exceeds the Beginning Stock Price (as defined below) by an amount greater than the S&P Insurance Index Total Return over the comparable period. The award is then determined as 2.5% of the amount by which the Ending Market Value (as defined below) exceeds the Beginning Market Value (as defined below). Expressed as a formula, the "Award Amount" = (Ending Market Value minus Beginning Market Value) multiplied by .025. The "Performance Period" is the calendar year, except that if an award is not made under the plan for any calendar year, the next Performance Period will include all calendar years following the last calendar year for which an award was so made.

The Incentive Plan provides that 50% of the Award Amount, if earned, will be paid in the form of restricted or deferred shares of Class B Common Stock, with the number of such shares determined by dividing 50% of the Award Amount by the average closing price of the Class A Common Stock during the twenty trading days commencing nine trading days prior to the last trading day of the relevant period (the "Ending Stock Price"). The remainder of the award will be paid in options to purchase shares of Class B Common Stock (Class A Common Stock in the case of the 1996 award) having an exercise price equal to 100% of the fair market value (as defined in the plan) of a share of such stock on the date of grant. Such options become exercisable in full thirty days following the date of the grant and have a ten-year term. The number of shares subject to such options is determined by dividing 50% of the Award Amount by the Ending Stock Price and multiplying that amount by three. This formula reflects a general standard of valuation indicating that, across a broad number of companies, stock options with a 10-year term are worth approximately one-third of the market value of the underlying stock on the date of grant. However, regardless of the Award Amount for any Performance Period, the Incentive Plan limits, as to any calendar year, the number of restricted or deferred shares of Common Stock which may be awarded to 72,000, and limits the number of shares of Common Stock as to which options may be granted to 216,000, plus the "Carryover Amount." The "Carryover Amount" consists of the cumulative amounts of such restricted or deferred shares and options which, in each year since the inception of the Incentive Plan, would have been eligible for award in conformity with such limits, but were not awarded. Any Award Amounts which do not result in awards of restricted or deferred shares or options due to the aforementioned limits may be applied to increase the Award Amount in any subsequent Performance Period in which the Ending Stock Value exceeds the Beginning Stock Price by an amount greater than the S&P Insurance Index Total Return for such Performance Period (subject, in all events, to the per-year share and option award limits referenced above).

"Beginning Market Value" for a Performance Period means the average closing price of the Company's Class A Common Stock for each of the twenty trading days commencing ten trading days prior to the first trading day of such period (the "Beginning Stock Price") multiplied by the number of shares of Common Stock outstanding on the first day of such period, including for such purpose shares of Class A Common Stock subject to acquisition under the options assumed by the Company in connection with the merger with SIG Holdings, Inc. in March 1996 (the "SIG Option Shares").

"Ending Market Value" for a Performance Period means the Ending Stock Price multiplied by the number of shares of Common Stock outstanding on the last day of the Performance Period, including for such purpose the SIG Option Shares. The Ending Market Value also includes an adjustment for any cash dividends paid during such period, assuming such dividends have been reinvested in Common Stock on the date paid to shareholders using the methodology consistent with the determination of the S&P Insurance Index Total Return.

The first award under the Incentive Plan relates to calendar year 1996. Thereafter, awards earned under the terms of the plan, if any, will be made for each subsequent Performance Period until the Incentive Plan terminates on December 31, 2007. Under the Incentive Plan, upon approval of such plan by the stockholders of the Company, the awards to Mr. Rosenkranz of the maximum amounts of 72,000 deferred shares of Class B Common Stock and options to acquire 216,000 shares of Class A Common Stock at an exercise price of $31.125 per share for calendar year 1996 will become effective. In addition, because, under the aforementioned limits on awards of restricted or deferred shares and options in any one year, a portion of the 1996 Award Amount equal to approximately $3.4 million was not included in such awards, such amount will be applied to increase Award Amounts earned in future Performance Periods, if any, in the manner described above. Since it is not known if the performance of the Class A Common Stock as measured under the Incentive Plan will exceed that of the S&P Insurance Index Total Return in any Performance Period under the Incentive Plan, the actual number of shares and options to acquire shares to be issued under the Incentive Plan in any future Performance Period is not yet determinable.

If Mr. Rosenkranz's employment terminates during a Performance Period, he will be entitled to an award under the Incentive Plan based on the performance of the Company's Class A Common Stock if it surpasses the S&P Insurance Index Total Return through such date, unless his employment was terminated by the Company for "Cause" or by Mr. Rosenkranz without "Good Reason," as such terms are defined in the Incentive Plan.

The Incentive Plan and awards of restricted or deferred shares and options thereunder may be amended by the Committee at any time, subject to Mr. Rosenkranz's consent if such amendment would adversely affect his rights under the Incentive Plan or any such award.

Restricted or deferred shares of Class B Common Stock awarded under the Incentive Plan vest upon the termination of Mr. Rosenkranz's employment due to death, disability or normal retirement or by the Company other than for Cause or upon a "Change in Ownership," as such term is defined in the Incentive Plan. If Mr. Rosenkranz's employment is terminated by himself for other than Good Reason or by the Company for Cause, such restricted or deferred shares are forfeited to the Company.

Because the Incentive Plan provides for accelerated vesting of restricted or deferred shares of Class B Common Stock awarded under the Plan upon a Change in Ownership, it is possible that a twenty percent "golden parachute" excise tax could be imposed upon Mr. Rosenkranz under the Code if such vesting were to occur in such an event. In order to preserve the benefits intended to be provided under the Incentive Plan, the plan contains a provision under which payments would be made by the Company to Mr. Rosenkranz in order to adjust, on an after-tax basis, for the amount of any such tax.

The Incentive Plan provides that if the Amendment is not approved as proposed herein, any awards of restricted or deferred shares and options under the plan will instead involve shares of Class A Common Stock; in such case, all of the terms of the plan described above would apply with equal force to such restricted or deferred shares and options.

The Incentive Plan will be in lieu of future grants of stock options, restricted stock or other long-term incentive compensation to Mr. Rosenkranz, so long as the Incentive Plan is in effect, except that Mr. Rosenkranz will continue to receive his present salary, any annual bonus awarded by the Committee, and executive perquisites. If the annual increase in the market value of the Company's stock exceeds the S&P Insurance Index Total Return for the applicable Performance Period, the awards under the Incentive Plan, made in the form of restricted or deferred shares and stock options granted at the then market value, may be significant. The options will be valuable to Mr. Rosenkranz, however, only if the stock price appreciates after the options are granted.

The full text of the Incentive Plan is attached hereto as Exhibit C, to which the foregoing description is qualified by reference.

FEDERAL INCOME TAX CONSEQUENCES

Share Awards. In the absence of an election by Mr. Rosenkranz, as explained below, the grant of restricted or deferred shares pursuant to an award under the Incentive Plan will not result in taxable income to him or a deduction to the Company in the year of grant. The value of the shares will be taxable to Mr. Rosenkranz as ordinary income in the year in which the restrictions lapse or the shares represented by the deferred shares are actually received. Alternatively, Mr. Rosenkranz may elect to treat as income in the year of grant the fair market value of the shares on the date of grant. If such election were made, Mr. Rosenkranz would not be allowed to deduct at a later date the amount included as taxable income if the shares were ultimately forfeited to the Company. The amount of ordinary income recognized by Mr. Rosenkranz is generally deductible by the Company in the year the ordinary income is recognized. Prior to the lapse of restrictions, any dividends paid on the restricted shares (and any dividend equivalents with respect to the deferred shares) will be taxable to Mr. Rosenkranz in the year received and the Company will generally be allowed a corresponding deduction.

Stock Option Awards. Stock options granted under the Incentive Plan will be treated as nonqualified stock options for federal income tax purposes. See "Proposal to Adopt the Second Amended and Restated Employee Option
Plan -- Federal Income Tax Consequences" for a description of the federal income tax treatment of nonqualified stock options.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the proposed adoption of the Incentive Plan unless a contrary direction is indicated on the Proxy.

                             EXECUTIVE COMPENSATION

The following table sets forth aggregate compensation paid by the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1996, 1995 and 1994 to or for the benefit of each of the five most highly compensated executive officers of the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                        ANNUAL COMPENSATION                ------------------------
                            --------------------------------------------                 SECURITIES
                                                            OTHER ANNUAL   RESTRICTED    UNDERLYING    ALL OTHER
    NAME AND PRINCIPAL                                      COMPENSATION     STOCK        OPTIONS     COMPENSATION
         POSITION           YEAR   SALARY ($)   BONUS ($)      ($)(1)      AWARD ($)       ($)(2)        ($)(3)
--------------------------  -----  ----------   ---------   ------------   ----------    ----------   ------------
Robert Rosenkranz,........   1996   $549,978    $550,000       $   --      $2,174,177(4)   216,000(4)    $   --
President & Chief            1995    400,006     400,000           --              --           --           --
Executive Officer of         1994    174,996          --           --              --           --           --
the Company
Christopher A. Fazzini....   1996    101,745     279,420           --              --           --        4,750(5)
Vice President, Sales and    1995     89,565     226,171           --              --           --        4,620(5)
Marketing of RSLIC           1994     89,565     226,746           --              --           --        4,620(5)
Charles P. O'Brien,.......   1996    279,994     202,226           --              --           --        4,750(5)
President & Chief            1995    279,994     148,260           --              --           --        4,620(5)
Executive Officer of         1994    288,383     192,260           --              --           --        4,620(5)
RSLIC
Robert M. Smith, Jr.,.....   1996    264,992     200,000           --              --       35,000        3,000(5)
Vice President of the        1995    250,000     150,000           --              --       36,000        2,500(5)
Company                      1994    197,115(6)   75,000 (3)        --             --       55,814           --
Thomas A. Sullivan,.......   1996    425,022     150,000           --              --           --           --(5)
President of DCM             1995    425,022      75,000           --              --           --        3,000(5)
                             1994    425,022          --           --              --           --        4,620(5)

---------------
(1) Personal benefits, which are non-cash compensation, were not disclosed in the "Other Annual Compensation" column since they did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

(2) Other than the granting of stock options listed below, no other long-term compensation was provided to the named executive officers.

(3) The Company and its subsidiaries paid certain amounts in 1996, 1995, and 1994 to Rosenkranz, Inc., a wholly-owned subsidiary of Rosenkranz & Company, pursuant to two investment consulting agreements. Portions of these amounts were in turn earned by Mr. Rosenkranz (and, in 1994, by Mr. Smith) in addition to the amounts set forth above. See "Certain Relationships and Related Transactions."

(4) Under the Incentive Plan, subject to approval of such plan by the stockholders of the Company, Mr. Rosenkranz was awarded 72,000 deferred shares of Class A Common Stock and options to acquire 216,000 shares of Class A Common Stock.

(5) These amounts represent the Company's annual contribution on behalf of the employee to the Reliance Standard Life Insurance Company Retirement Savings Plan and the Reliance Standard Life Insurance Company Nonqualified Deferred Compensation Plan.

(6) Represents compensation for the period March 21, 1994 through December 31, 1994.

Employee Stock Option Plan. In 1987, the Company established, and in 1994 amended and restated, the Option Plan for key employees of the Company and its subsidiaries. Under the Option Plan, a total of 1,980,000 shares of Class A Common Stock have been reserved for issuance upon exercise of options granted thereunder. Through March 20, 1997, options for 1,354,967 shares of Class A Common Stock have been granted to a total of 21 optionees. As of March 20, 1997, options covering 667,242 shares of Class A Common Stock have been exercised by a total of 9 optionees. These exercises reduced the total number of outstanding options exercisable for Class A Common Stock to 687,725 shares, of which options for 544,837 shares of Class A Common Stock were vested as of March 20, 1997. Options currently outstanding under the Option Plan expire between November 6, 1997 and December 13, 2006. Options granted under the Option Plan have a maximum term of 10 years and become exercisable at such times and in such amounts as are determined by the Committee at the time of grant. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported through the New York Stock Exchange for such date.

                       OPTION GRANTS IN LAST FISCAL YEAR

Summarized below in tabular format are options granted to the named executive officers during 1996.

                                                                                     POTENTIAL REALIZABLE
                                                                                             VALUE
                                             % OF TOTAL                             AT ASSUMED ANNUAL RATES
                              NUMBER OF        OPTIONS                                  OF STOCK PRICE
                              SECURITIES     GRANTED TO                             APPRECIATION FOR OPTION
                              UNDERLYING      EMPLOYEES    EXERCISE                          TERM
                               OPTIONS         IN LAST      PRICE     EXPIRATION   -------------------------
            NAME               GRANTED       FISCAL YEAR    ($/SH)       DATE          5%            10%
----------------------------  ----------     -----------   --------   ----------   ----------    -----------
Robert Rosenkranz...........    216,000(1)        82%      $ 31.125    01/15/07    $4,228,059    $10,714,731
Christopher A. Fazzini......         --           --             --          --            --             --
Charles P. O'Brien..........         --           --             --          --            --             --
Robert M. Smith, Jr. .......     35,000(2)        13%        28.500    12/13/06       627,322      1,589,758
Thomas A. Sullivan..........         --           --             --          --            --             --

---------------
(1) The options indicated are subject to the approval by the stockholders of the Company of the Incentive Plan and, upon such approval, will become exercisable immediately. All are non-qualified options and become exercisable for Class A Common Stock.

(2) The options indicated are subject to the approval by the stockholders of the Company of the Restated Employee Plan and, upon such approval, will become exercisable in 5 equal annual installments beginning with the first such installment occurring on December 13, 1997. All are non-qualified options and become exercisable for Class A Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

Summarized below in tabular format are options exercised by the named executive officers during the fiscal year ended December 31, 1996 and options outstanding at December 31, 1996.

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                               SHARES                 OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                             ACQUIRED ON    VALUE     ---------------------------   ---------------------------
           NAME              ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  -----------   --------   -----------   -------------   -----------   -------------
Robert Rosenkranz..........      --           --        216,000             --               --            --
Christopher A. Fazzini.....      --           --             --             --               --            --
Charles P. O'Brien.........      --           --        265,684             --      $ 7,237,232            --
Robert M. Smith, Jr. ......      --           --         40,688         86,126          624,804     $ 799,546
Thomas A. Sullivan.........      --           --             --             --               --            --

---------------
(1) Based on a closing price of $29.50 for the Company's Class A Common Stock on December 31, 1996.

Pension Plans. The Reliance Standard Life Insurance Company Pension Plan (the "Pension Plan") is a noncontributory, qualified defined benefit pension plan that provides retirement and, in certain instances, death benefits to employees of RSLIC, FRSLIC, DCM and other subsidiaries of the Company. Benefits under the Pension Plan at the employee's normal retirement age, which is 65, are calculated as the sum of (i) 0.85% of the employee's average compensation for the five consecutive calendar years in the last ten years of participation prior to retirement during which the employee was most highly paid ("Average Compensation") up to and including their Social Security covered compensation level plus (ii) 1.5% of the employee's Average Compensation in excess of their Social Security covered compensation level, multiplied by the employee's years of service up to 35 years; plus 1% of the employee's Average Compensation multiplied by the employee's years of service in excess of 35. Average Compensation is subject to the statutory limitation pursuant to the Code of $160,000 for 1997 (or any limits as set down by the Code in the future). Benefits payable under the Pension Plan are offset by any benefits payable under the Dresser Industries Inc. Pension Plan, which covered RSLIC and FRSLIC employees prior to November 6, 1987 (the "Dresser Pension Plan Offset"). Employees are eligible to participate in the Pension Plan following the completion of one year of service and the attainment of age 21 and continue to accrue benefits generally until termination of employment, death or retirement. Benefits vest after five years of service with RSLIC, FRSLIC and/or DCM.

Supplemental Executive Retirement Plan. Effective January 1, 1994, the Company established the Reliance Standard Life Insurance Company Supplemental Executive Retirement Plan (the "RSL SERP"). The plan provides certain key employees (excluding Mr. Rosenkranz) with the opportunity for additional postemployment income which would otherwise have been limited under the Pension Plan due to the reduction of the statutory limit on employee's compensation as calculated under the Pension Plan pursuant to the Code. The RSL SERP is a nonqualified deferred retirement plan and is unfunded. Retirement benefits under the RSL SERP are calculated in a similar manner as those under the Pension Plan, except that Average Compensation is limited under the plan to $255,215 for 1996 (adjusted annually by the Social Security Cost of Living Adjustment). Any benefits payable under the Pension Plan are deducted from the benefit calculated under the RSL SERP. All other terms and conditions of the RSL SERP are substantially identical to those contained in the Pension Plan.

DCM Pension Plan. The Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz (the "DCM Pension Plan") is a nonqualified, noncontributory defined benefit pension plan that provides retirement benefits to Robert Rosenkranz and, in certain instances, death benefits to his beneficiary. Benefits under the DCM

Pension Plan at Mr. Rosenkranz's normal retirement age, which is 65, are calculated in the same manner as benefits under the Pension Plan. Benefits are reduced should Mr. Rosenkranz elect an early retirement date. The DCM Pension Plan is unfunded and assets held by DCM shall not be deemed to be held in trust for the payment of the pension obligation. The payment is, however, unconditionally guaranteed by the Company under a guarantee agreement between the Company and Robert Rosenkranz, and should DCM default, the Company will discharge the obligation. Mr. Rosenkranz does not participate in either the Pension Plan or the RSL SERP.

The estimated annual benefits payable at the normal retirement age of 65 are set forth in the table below for the indicated compensation and years of service classifications in the form of a straight life annuity. The benefits calculations show estimated annual payments excluding the effect of any Dresser Pension Plan Offset and are based upon the Social Security Act in effect for an employee retiring in 1997.

                                                       YEARS OF SERVICE AS
                                  RETIREMENT PLAN PARTICIPATION AND ESTIMATED AMOUNT OF BENEFITS
             AVERAGE            ------------------------------------------------------------------
           COMPENSATION           10         15          20          25          30          35
    --------------------------  -------    -------    --------    --------    --------    --------
    $100,000..................  $13,095    $19,642    $ 26,190    $ 32,738    $ 39,285    $ 45,833
     $125,000.................  $16,845    $25,267    $ 33,690    $ 42,113    $ 50,535    $ 58,958
     $150,000.................  $20,595    $30,892    $ 41,190    $ 51,488    $ 61,785    $ 72,083
     $175,000.................  $24,345    $36,517    $ 48,690    $ 60,863    $ 73,035    $ 85,208
     $200,000.................  $28,095    $42,142    $ 56,190    $ 70,238    $ 84,285    $ 98,333
     $225,000.................  $31,845    $47,767    $ 63,690    $ 79,613    $ 95,535    $111,458
     $250,000.................  $35,595    $53,392    $ 71,190    $ 88,988    $106,785    $124,583
     $275,000.................  $39,345    $59,017    $ 78,690    $ 98,363    $118,035    $137,708
     $300,000.................  $43,095    $64,642    $ 86,190    $107,738    $129,285    $150,833
     $350,000.................  $50,595    $75,892    $101,190    $126,488    $151,785    $177,083

The following executives named in the Summary Compensation Table shown under "Executive Compensation" are covered by the Pension Plan, the RSL SERP and/or the DCM Pension Plan:

                                                                      YEARS OF CREDITED SERVICE
                                  NAME                                 AS OF DECEMBER 31, 1996
    ----------------------------------------------------------------  -------------------------
    Robert Rosenkranz...............................................             19.0
    Christopher A. Fazzini..........................................             13.0
    Charles P. O'Brien..............................................             20.4
    Robert M. Smith, Jr. ...........................................              3.0
    Thomas A. Sullivan..............................................              9.0

Employment Contract. The Company has entered into an agreement with Mr. Smith which provides that if he is terminated without good and reasonable cause he will be entitled to a severance payment up to a maximum of twelve months of base salary, plus health benefits.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Fox, Ranieri and Rhodes, the members of the Stock Option and Compensation Committee during 1996, are not "insiders" within the meaning of the Securities Act and there were no "interlocks" within the meaning of the Securities Act.

                               PERFORMANCE GRAPH

In order to further assist stockholders in analyzing disclosure on compensation, a graph comparing the total return on the Company's Class A Common Stock to the total return on the common stock of the companies included in the Standard & Poor's 500 Index ("S&P 500 Index") and the Standard & Poor's Insurance Composite Index ("S&P Insurance Index") has been provided. Due to the diversification of the composition of the Company's insurance products as a result of the merger with SIG Holdings, Inc. in March 1996, the Company selected the S&P Insurance Index for comparative purposes in the performance graph to replace the Media General Financial Services Life Insurance Industry Index, Group 261 -- Life, Accident and Health Insurance Companies (the "MGFS Index"), which was used in prior years. The Company believes that, as a result of such merger, the companies that comprise the S&P Insurance Index are more representative of the Company's industry peers. The MGFS Index has been provided in the performance graph for information purposes only. The performance graph should be analyzed in connection with the tables on the preceding pages detailing the payment of compensation and the granting of employee stock options. The graph assumes $100 was invested in the Company's Class A Common Stock and the indices noted above on December 31, 1990, and reflects the value of that investment on various dates through December 31, 1996.

                    COMPARISON OF TOTAL RETURN AMONG DELPHI,
               S&P 500 INDEX, S&P INSURANCE INDEX AND MGFS INDEX
                                    [CHART]

--------------------------------------------------------------------
                        1991    1992    1993    1994    1995    1996
--------------------------------------------------------------------
Delphi                  100     223     381     285     327     545
--------------------------------------------------------------------
S&P 500 Index           100     108     118     120     165     203
--------------------------------------------------------------------
S&P Insurance Index     100     118     125     125     178     220
--------------------------------------------------------------------
MGFS Index              100     128     147     135     193     247
--------------------------------------------------------------------

                        REPORT ON EXECUTIVE COMPENSATION

Compensation of the Company's executive officers (including the named executive officers) is supervised by the Stock Option and Compensation Committee of the Board of Directors. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and to reward such individuals for increasing levels of profit and stockholder value.

In conformance with the above compensation philosophy, the total annual compensation for senior officers of the Company and its subsidiaries is determined by one base element, salary, and two incentive elements, annual bonus and grants of stock options under the Company's Option Plan.

Salary for executive officers of the Company and its subsidiaries is determined by analysis of three factors, consisting of (1) salary levels for executive officers at other companies with comparable responsibilities; (2) evaluation of the individual executive officer's performance; and (3) the Company's ability to pay. While the three factors are not formally weighted, the Company's ability to pay is a threshold consideration.

The level of base salary paid to an executive officer is determined on the basis of the individual's overall performance and compensation level at the Company during the prior year and such other factors as may be appropriately considered by the Stock Option and Compensation Committee and by management in making its proposals to such Committee.

For executive officers employed in the insurance operations at RSLIC, the level of cash bonus paid is determined under the Senior Management Incentive Plan administered by the Compensation Committee of RSLIC's Board of Directors. The performance criteria used to determine the level of bonus under this plan include, among others, earnings per share, underwriting results, production of insurance premiums, deposits on sales of annuities and the maintenance of expenses of the insurance subsidiaries relative to pre-determined targets. Bonus as a percentage of base salary generally increases with the level of responsibility of the executive officer; for example, RSLIC's Chief Executive Officer's potential bonus is 43% of total compensation, with other executives' respective potential bonuses reduced as their level of responsibility decreases. Total cash compensation for such executive officers is reviewed for comparability with the compensation levels of similarly situated officers of insurance companies of similar size, including certain of those companies included in the S&P Insurance Index.

The principal method for long-term incentive compensation is the Option Plan described above under "Other Compensation Plans -- Stock Option Plan" and compensation thereunder takes the form of nonqualified stock option grants. Those grants are designed to promote the identity of long-term interests between key employees of the Company and its subsidiaries and the Company's stockholders, since the value of options granted will increase or decrease with the value of the Company's common stock. In this manner, key individuals are rewarded in a manner that is commensurate with increases in stockholder value. The size of a particular option grant is determined based on the individual's position with and contributions to the Company (or, in the case of new hires, the individual's current position and anticipated contributions). These grants also typically include three to five year vesting periods to encourage continued employment.

Mr. Rosenkranz's compensation for 1996 was determined after considering the general factors described above. Mr. Rosenkranz's base salary was set at a level designed to approximate amounts received by him in past years as consulting fees.

In addition, under the Incentive Plan for the Chairman, President and Chief Executive Officer being proposed for stockholder approval, Mr. Rosenkranz will be rewarded for the Company's achieving gains in stockholder wealth that surpass the S&P Insurance Index Total Return, which the Committee believes to be a representative index reflecting the stock performance of the Company's peer group. The ultimate value of awards under the Incentive Plan will depend on the Company's stockholder returns, since such awards will consist of restricted or deferred shares, the value of which will be subject to market risk so long as Mr. Rosenkranz remains employed with the Company (and which are forfeitable if such employment terminates under certain circumstances). In addition, the options will have value to Mr. Rosenkranz only to the extent that the Company's stock price appreciates following the grant date.

Section 162(m) of the Code limits deductibility of certain compensation for the Chief Executive Officer and the additional four highest paid executive officers in excess of $1 million per year. The Committee intends to establish and maintain executive compensation levels and programs that will be competitive within the industry and will attract and retain highly talented individuals. Executive compensation will be structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals.

       STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                   Edward A. Fox             Thomas A. Rhodes

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to two investment consulting agreements entered into in November 1987 and November 1988, respectively, RSLIC and the Company pay to Rosenkranz, Inc., a wholly owned subsidiary of Rosenkranz & Company, certain fees associated with the formulation of the business and investment strategies of the Company and its subsidiaries. These fees amounted to $2.3 million for the year ended December 31, 1996. These fees generally increase at an annual rate of 10.0% and are expected to be $2.5 million for calendar year 1997. Of the aggregate amounts paid to Rosenkranz, Inc. for services rendered during the year ended December 31, 1996 pursuant to these investment consulting agreements, $430,848 was earned by Mr. Rosenkranz due to his indirect and direct financial interests in Rosenkranz & Company. Management believes that the fees charged by Rosenkranz, Inc., are comparable to fees charged by unaffiliated third parties for investment consulting services of considerably narrower scope than the services provided by Rosenkranz, Inc.

Pursuant to a cost-sharing arrangement, a subsidiary of the Company received reimbursements from Rosenkranz, Inc. and Acorn Partners, a limited partnership in which Mr. Rosenkranz has an indirect beneficial interest, for expenses associated with the sharing of office space and office personnel. The total amount of these reimbursements during 1996 was $0.9 million.

Pursuant to an investment advisory agreement, a subsidiary of the Company paid fees to an investment advisor, Hyperion Capital Management, Inc., of which Mr. Ranieri is the Chairman. Management believes that the fees charged by the investment advisor under the agreement are comparable to the fees charged by other unaffiliated investment advisors for investment advisory services. In addition, at the time that such investment advisory agreement was entered into, Mr. Ranieri was not a member of the Company's Board of Directors, nor was the agreement entered into in contemplation of his becoming a Board member. The Company's subsidiary paid $305,500 under such agreement during 1996.

                              INDEPENDENT AUDITORS

The firm of Ernst & Young LLP served as the Company's independent auditors for 1996 and is expected to so serve in 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires.

                         FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for Delphi Financial Group, Inc. are included in the Company's 1996 Annual Report on Form 10-K for the year ended December 31, 1996, which was previously mailed to stockholders receiving this Proxy Statement. Additional copies of the Form 10-K and the Annual Report to Stockholders may be obtained without charge by submitting a written request to the Investor Relations Department, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 and written representations that no other reports were required for such persons, all persons subject to these reporting requirements filed the required reports on a timely basis, except that Mr. Smith was late in filing one report.

                    SUBMISSION OF 1998 STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, by December 1, 1997.

                                               By Order of the Board of
                                               Directors,

                                               Robert Rosenkranz
                                               Chairman of the Board

                                                                       EXHIBIT A

                          DELPHI FINANCIAL GROUP, INC.

             SECOND AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

                                  INTRODUCTION

Delphi Financial Group, Inc. (the "Company") adopted the Delphi Financial Group, Inc. Employee Nonqualified Stock Option Plan effective November 6, 1987, and amended and restated such plan effective January 1, 1994. Because, under the terms of such plan, options could only be granted thereunder within a period of ten years from when the plan was originally approved by the Company's stockholders, the plan was, effective as of March 20, 1997 (subject to the approval of the stockholders of the Company), further amended and restated to readopt such plan, as well as to consolidate prior plan amendments and adjustments, including, among other things, the adjustment to the number of shares available for issuance thereunder that resulted from the twenty percent (20%) stock dividend distributed by the Company on September 30, 1996, and to effect certain further amendments. Such plan, as so amended and restated, is as follows:

1.  PURPOSE

This Second Amended and Restated Employee Stock Option Plan (the "Plan") is intended to be an incentive for employees of Delphi Financial Group, Inc. (the "Company") or any of its subsidiary corporations (the "Subsidiaries") as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and other Optionees (as herein defined) to share in future appreciation in the value of the stock of the Company, and to encourage stock ownership by such individuals in the Company, so that such individuals may acquire or increase a proprietary interest in the success of the Company and its Subsidiaries, and so that they may be encouraged to continue to provide services to the Company and its Subsidiaries. The Plan provides for the issuance of nonqualified and incentive stock options within the meaning of
Section 422 of the Code (each, an "Option").

2.  ADMINISTRATION

The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the members of the Committee then constituting the entire Committee shall constitute a quorum. Acts by a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee shall from time to time in its discretion determine the individuals who shall be granted Options and the number of Shares (as hereinafter defined) to be subject thereto.

3.  ELIGIBILITY

The persons who shall be eligible to receive Options (the "Optionees") shall be the key employees (including officers whether or not they are directors) of the Company or its Subsidiaries and other individuals who, in the

Committee's judgment, can make substantial contributions to the Company's long-term profitability and value. An Optionee may be granted Options on more than one occasion.

4.  STOCK

The stock subject to the Options shall be shares (the "Shares") of the Company's authorized but unissued or reacquired Class A common stock, par value $.01 per share. The aggregate number of Shares as to which Options may be granted shall not exceed 1,980,000. The aggregate number of Shares as to which Options may be granted to any person in any one calendar year shall not exceed 500,000. The limitations established by the two immediately preceding sentences shall be subject to adjustment as provided in Article 5(l) of the Plan. In the event that any outstanding Option under the Plan for any reason expires, terminates or is canceled, the Shares allocable to the unexercised portion of such Option will again be subject to Options thereafter awarded under the Plan.

5.  TERMS AND CONDITIONS OF OPTIONS

When the Committee grants Options to an Optionee, a Notice of Grant of Stock Option (an "Option Notice") shall be given to such Optionee, which notice shall comply with and be subject to the following terms and conditions:

        (a) Number of Shares. Each Option Notice shall state the number of Shares to which the Options pertain.

        (b) Incentive Stock Options. The Option Notice for an Option that is intended to qualify as an incentive stock option under Section 422 of the Code shall state that the Option is intended to so qualify, and shall contain such provisions as may be necessary for such Option to so qualify.

        (c) Option Price. Each Option Notice shall state the Option price per Share, which shall be 100% of the Fair Market Value of a Share on the date of the grant of the Option (the "Option Price"). For purposes hereof, "Fair Market Value" shall be the closing price on the applicable date of a Share, as reported on the New York Stock Exchange (the "NYSE"), or, if the Shares are not then listed for trading on the NYSE, the closing price of the Shares as reported on another recognized securities exchange or on the NASDAQ National Market System if the Shares shall then be listed on such exchange or system. If the Shares did not trade on the award date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the Shares were traded preceding the award date.

        (d) Option Price. The Option Notice may provide that the Optionee may make payment of the Option Price in cash, Shares or such other consideration as may be specified therein or as may be acceptable to the Committee, or any combination thereof, in an amount or having an aggregate value, as the case may be, equal to the total Option Price. Such payment shall be made upon exercise of the Option.

        (e) Term, Transferability And Exercisability Of Options.

           (i) Each Option Notice shall state the date on which the Option shall expire (the "Expiration Date"), which shall not be later than ten years following the date on which the Option is granted. Options are not transferable by an Optionee other than by will or the laws of descent and distribution, except that in the case of nonqualified stock options, if provided in the applicable Option Notice (at the time of grant or as amended at any time thereafter), an Option granted hereunder may be transferred for no consideration by the Optionee to members of his or her immediate family, to a trust or trusts established for the exclusive benefit only of one or more members of his or her immediate family or to a partnership in which his or her immediate family members are the only partners. Any Option held by such a transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption. Subject to Article 5(j) hereof, Options may be exercised by an Optionee only for so long as such person is employed by the Company or a Subsidiary except as otherwise provided in Articles 5(f) through (i) of the Plan.

           (ii) The Option Notice may, but need not, provide that the Option shall become exercisable in installments rather than being exercisable immediately in full. In such case, the Committee shall determine (A) the amount and terms of such installments, which need not be equal, (B) the timing of such installments, which need not be annual or consecutive, and
       (C) whether such installments shall be cumulative. The Committee at any time may provide, in the case of an Option which is to become exercisable in installments, for the acceleration of the times at which the Option may become exercisable. The Committee's determination shall be specified in the Option Notice.

           (iii) Upon or in connection with a Change of Ownership, each Optionee shall have the right, immediately prior to such Change of Ownership, to exercise his or her Option without regard to any installment provisions as to exercisability contained in such Optionee's Option Notice. For purposes of this Plan, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters ( 3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

           (iv) At any time and from time to time when any Option or portion thereof is exercisable, such Option or portion thereof may be exercised in whole or in part, as applicable; provided, however, that the Company shall not be required to issue fractional Shares.

        (f) Termination of Employment Except by Death, Disability or Discharge for Cause. Unless otherwise specified in an Option Notice, in the event that the employment of an Optionee by the Company or its Subsidiaries shall terminate for any reason other than death, disability, or discharge for cause, Options may be exercised only within three (3) months after such termination of employment or such longer period as may be established by the Committee at the time of grant or thereafter, but only to the extent such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. Any portion of the Option which was not exercisable on such last day shall expire immediately. Whether authorized leave or absence or absence for military or governmental service shall constitute termination of employment for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

        (g) Death or Disability of Optionee. Unless otherwise specified in an Option Notice, in the event an Optionee shall die or become disabled while in the employ of the Company or a Subsidiary, Options may be exercised at any time within one (1) year after the Optionee's death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but only to the extent that such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Optionee or a representative, or in the case of death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Whether an Optionee shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

        (h) Discharge for Cause. If an Optionee is discharged for cause, all unexercised Options shall terminate as of the date of his discharge. Whether an Optionee is discharged for cause for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

        (i) Retirement. Notwithstanding the provisions of Article 5(f) hereof, the Committee may, at the time of grant of an Option or thereafter, permit the Optionee to exercise Options (but only to the extent the Option was exercisable on the last date of employment) up to one (1) year following the Optionee's retirement under the Company's or its Subsidiary's, as applicable, retirement policy or such longer period as may be established by the Committee at the time of grant or thereafter; provided that in no event may an Option be exercised after its Expiration Date.

        (j) Non-Employee Optionees. Neither the last sentence of Article 5(e)(i) nor any of Articles 5(f) through 5(i) hereof shall apply with respect to Options having been granted to an Optionee who is not an employee of the Company or its Subsidiaries (a "Non-Employee Optionee"). In the case of any such Options, the Option Notice shall set forth the applicable limitations on the exercisability thereof, and the effect on such exercisability of death, disability and any other events provided for therein, at the time of grant or thereafter.

        (k) Right of Company. In the case of a termination of an Optionee's employment by reason of death, disability, retirement or discharge other than for cause (or, in the case of a Non-Employee Optionee, to the extent provided in the Option Notice at the time of grant or thereafter) the Company may, but is not obligated to, purchase unexercised Options held by such Optionee and pay such person the amount of cash equal to (i) the aggregate Fair Market Value of Shares underlying such Option (to the extent that such Options would have been exercisable by the Optionee upon termination of employment) as of the date of termination of employment (or, in the case of a Non-Employee Optionee, the date provided in the Option Notice at the time of grant or thereafter), less (ii) the aggregate Option Price for such Shares.

        (l) Recapitalization, Reorganization, Etc., of Company.

           (i) Subject to any required action by the stockholders, the number of Shares covered by each outstanding Option, and the price per Share so covered shall automatically be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

           (ii) If, pursuant to any reorganization, recapitalization, sale or exchange of assets, consolidation or merger, outstanding Class A Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, whether or not any such transaction gives rise to a Change of Ownership, any Options under the Plan theretofore granted shall apply to the securities or property into which the Class A Common Stock covered thereby shall be so changed or for which such Class A Common Stock shall be exchanged. In any of such events, the total number and class of Shares then remaining available for issuance under the Plan (including Shares reserved for outstanding Options and Shares available for future grant of Options under the Plan) shall likewise be adjusted so that the Plan shall thereafter cover the number and class of shares equivalent to the Shares covered by the Plan immediately prior to such event.

           (iii) In the event of a change in the Class A Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class A Common Stock within the meaning of the Plan.

           (iv) Adjustments pursuant to Article 5(l)(ii) hereof shall be made by the Committee, whose determination as to which shall be final, binding and conclusive.

           (v) Except as hereinbefore expressly provided in this Article 5(l), an Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to the Option.

           (vi) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, mergers, reorganizations or changes of its capital or business structure, to merge or to consolidate, to dissolve or liquidate or to sell or transfer all or any part of its business or assets.

        (m) Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of the Shares to such person. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights, except as provided in Article 5(l) hereof.

        (n) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

        (o) Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchases of Shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares subject to such Option are registered under the Securities Act of 1933, as amended (the "Act"), or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Act, or any other applicable law, regulation or rule of any governmental agency.

        (p) Other Provisions. The Option Notice shall contain such other provisions, including, without limitation, restrictions upon exercise of the Option or the transfer of the Shares received upon an exercise, as the Committee shall deem advisable.

6.  TERM OF PLAN

Options may be granted pursuant to the Plan from time to time within a period of ten years from the earlier of the date of adoption of the Plan or the date on which the Plan is approved by the stockholders of the Company.

7.  PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

        (a) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made with respect to the Plan or the Options and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

        (b) In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

8.  AMENDMENT OF THE PLAN

The Board of Directors of the Company or the Committee may, insofar as permitted by law, from time to time, with respect to any Shares not then subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, subject to the approval of the stockholders of the Company where such approval is required by law or regulation or pursuant to the rules of the NYSE or, if the Shares are not listed on the NYSE, the rules of any other exchange or market on which the Shares may be traded.

9.  APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

10.  NO OBLIGATION TO EXERCISE OPTION

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

11.  APPROVAL OF STOCKHOLDERS

This Plan shall be effective upon its approval by the stockholders of the Company.

12.  NO EFFECT ON EMPLOYMENT

The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Subsidiary to employ or continue to employ any individual or which relates in any way to the responsibilities, duties or authority of any employee or individual.

13.  EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary to (a) establish any other forms of incentives or compensation for employees or directors of or persons associated with the Company or any Subsidiary, or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                                                                       EXHIBIT B

                          DELPHI FINANCIAL GROUP, INC.

                AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN

                                  INTRODUCTION

Delphi Financial Group, Inc. (the "Company") adopted the Delphi Financial Group, Inc. 1994 Directors Stock Option Plan effective April 12, 1994. Effective as of March 20, 1997, the Company amended and restated such plan (subject to the approval of the stockholders of the Company) to incorporate provisions whereby the eligible members of its Board of Directors may receive stock options in lieu of their annual cash retainers, to increase the number of shares subject to nonqualified stock options available for issuance under such plan, and to effect certain further amendments. Such plan, as so amended and restated, is as follows:

1.  PURPOSE

This Amended and Restated Directors Stock Option Plan (the "Plan") is intended to increase the proprietary interest in Delphi Financial Group, Inc. (the "Company") of outside directors of the Company, i.e., directors who are not officers or employees of the Company or its subsidiaries, whose continued services are important to the continued success of the Company, thereby providing them with additional incentive to continue to serve as directors. The Plan provides for the issuance of nonqualified stock options ("Options"). The Plan shall be effective upon its approval by the stockholders of the Company (as provided in Section 10 below).

2.  ADMINISTRATION

The Plan shall be substantially self-executing. To the extent, however, that any administrative determinations regarding the Plan are required to be made, they shall be made pursuant to the affirmative vote of a majority of the members of a committee consisting of the members of the Company's Board of Directors (the "Committee"). All ministerial matters relating to the Plan shall be performed by or at the direction of the Committee.

3.  ELIGIBILITY

The persons who shall receive Options (the "Optionees") shall be members of the Company's Board of Directors who are not officers or employees of the Company or any of its subsidiaries ("Subsidiaries"), as that term is defined by Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Persons eligible to be Optionees are sometimes referred to herein as "Outside Directors."

4.  STOCK

The stock subject to the Options shall be shares (the "Shares") of the Company's authorized but unissued or reacquired Class A common stock, par value $.01 per share). The aggregate number of Shares as to which Options may be granted shall not exceed 120,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 5(B)(ix) of the Plan. In the event that any outstanding Option under the Plan for any reason expires, terminates or is canceled, the Shares allocable to the unexercised portion of such Option will again be subject to Options thereafter awarded under the Plan.

5.  TERMS AND CONDITIONS OF OPTIONS

    A. Options shall automatically be granted under the Plan as follows:

        (i) On the day immediately following the date on which the Plan is approved by the stockholders of the Company (as provided in Section 10 below), and thereafter on the first business day immediately following the each date on which the Company holds its annual meeting of stockholders (commencing with the 1997 meeting), each Outside Director then in office will automatically be awarded as of such date Options exercisable for a number of Shares determined pursuant to the following formula: Number of Option Shares = 2,000 multiplied by [1 + (.125 multiplied by the number of years of continuous service of such Outside Director to that point, including any portion of a year of service, which shall be treated as a full year)].

        (ii) Each Outside Director shall, on the first business day following each date on which such director is elected, re-elected or appointed, as applicable, to the Company's Board of Directors (the "Election Date"), commencing with the elections to occur at the 1997 annual meeting of stockholders, be awarded Options in lieu of the cash amount (the "Retainer Amount") that such director would be entitled to receive for serving as such in the period from the Election Date up to the date of the Company's next following annual meeting of stockholders, exclusive of meeting fees, fees for serving on any committee of the Board, or fees associated with any other services provided to the Company or its Subsidiaries. Such Options will be exercisable for the nearest number of whole Shares determined pursuant to the following formula: Number of Option Shares = (Retainer Amount multiplied by 3), divided by (Fair Market Value, as that term is defined in Section 5(B) (ii) hereof, as of the award date). Notwithstanding the foregoing, Options will not be awarded pursuant to this Section 5(A)(ii) if the Outside Director files with the Secretary of the Company, on or prior to the commencement of the calendar year in which the applicable Election Date is to occur, a written election not to receive Options in lieu of the Retainer Amount (other than the Election Date on which such director is first elected or appointed, in which case such election may be made at any time prior to such Election Date).

    B. Promptly after each award pursuant to Section 5(A), a Notice of Award of Stock Option (an "Option Notice") shall be given to each Optionee, which notice shall comply with and be subject to the following terms and conditions:

        (i) Number of Shares. Each Option Notice shall state the number of Shares to which it pertains.

        (ii) Option Price. Each Option Notice shall state the Option price per Share, which shall be 100% of the Fair Market Value of a Share on the date of the grant of the Option (the "Option Price"). For purposes hereof, "Fair Market Value" shall be the closing price on the applicable date of a Share, as reported on the New York Stock Exchange (the "NYSE"), or, if the Shares are not then listed for trading on the NYSE, the closing price of the Shares as reported on another recognized securities exchange or on the NASDAQ National Market System if the Shares shall then be listed on such exchange or system. If the Shares did not trade on the award date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the Shares were traded preceding the award date.

        (iii) Option Price. The Option Notice may provide that the Optionee may make payment of the Option Price in cash, Shares or such other consideration as may be specified therein or as may be acceptable to the Committee, or any combination thereof, in an amount or having an aggregate value, as the case may be, equal to the total Option Price. Such payment shall be made upon exercise of the Option.

        (iv) Term, Transferability and Exercisability of Options.

           (a) Each Option Notice shall state the date on which the Option shall expire (the "Expiration Date"), which shall be ten years from the date on which the Option is awarded. Options are not assignable or transferable by an Optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or by Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, if provided in the applicable Option Notice (at the time of grant or at any time thereafter), an Option granted hereunder may be transferred for no consideration by the Optionee to members of his or her immediate family, to a trust or trusts established for the exclusive benefit only of one or more members of his or her immediate family or to a partnership in which his or her immediate family members are the only partners. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

           (b) Options granted pursuant to Section 5(A)(i) hereof shall become exercisable in five equal annual installments of twenty percent (20%) per year. Options granted pursuant to Section 5(A)(ii) hereof shall become exercisable in four substantially equal installments (without taking into account any fractional share) on the dates which follow the date of the grant by 90, 180, 270 and 360 days, respectively. Once Options with respect to Shares become exercisable as aforesaid, they may be exercised in whole or in part from time to time through the applicable Expiration Date, subject to the terms and conditions hereof. Upon or in connection with a Change of Ownership, each Optionee shall have the right, immediately prior to such Change of Ownership, to exercise his or her Options without regard to the foregoing installment provisions as to exercisability. For purposes of this Plan, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

           (c) At any time and from time to time when any Option or portion thereof is exercisable, such Option or portion thereof may be exercised in whole or in part, as applicable; provided, however, that the Company shall not be required to issue fractional Shares.

        (v) Termination of Service Except by Death, Disability, Retirement or Removal for Cause. In the event that the Optionee shall cease to be an Outside Director for any reason other than death, disability, retirement or removal for cause as further provided herein, Options may be exercised only within three (3) months after such termination of service or such longer period as may be established by the Committee at the time of grant or thereafter, but only to the extent such Option was exercisable on the last day on which the Optionee was an Outside Director, and in no event may an Option be exercised after its Expiration Date. Any portion of the Option which was not exercisable on such last day shall expire immediately.

        (vi) Death or Disability of Optionee. In the event an Optionee shall die or become disabled while a director of the Company, Options may be exercised at any time within one (1) year after the Optionee's death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but only to the extent that such Option was exercisable by the Optionee on the last day on which the Optionee was an Outside Director, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Optionee or a representative, or in the case of death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Whether an Optionee shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

        (vii) Removal for Cause. If an Optionee is removed as a director of the Company on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, or any unauthorized disclosure or confidential information or trade secrets of the Company, all unexercised Options shall terminate as of the date of such Optionee's removal.

        (viii) Retirement. To the extent an Option was exercisable on the last date of service as a director of the Company, such Option may be exercised up to one (1) year following the Optionee's retirement at or after age 75 or such longer period as may be established by the Committee at the time of grant or thereafter, but in no event may an Option be exercised after its Expiration Date.

        (ix) Recapitalization, Reorganization, Etc., of Company.

           (a) Subject to any required action by the stockholders, the number of Shares covered by each outstanding Option, and the price per Share so covered, shall automatically be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

           (b) If, pursuant to any reorganization, recapitalization, sale or exchange of assets, consolidation or merger, outstanding Class A Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, whether or not any such transaction gives rise to a Change of Ownership, any Options under the Plan theretofore granted shall apply to the securities or property into which the Class A Common Stock covered thereby shall be so changed or for which such Class A Common Stock shall be exchanged. In any of such events, the total number and class of Shares then remaining available for issuance under the Plan (including Shares reserved for outstanding Options and Shares available for future grant of Options under the Plan) shall likewise be adjusted so that the Plan shall thereafter cover the number and class of shares equivalent to the Shares covered by the Plan immediately prior to such event.

           (c) In the event of a change in the Class A Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class A Common Stock within the meaning of the Plan.

           (d) Adjustments pursuant to Section 5(B)(ix)(b) hereof shall be made by the Committee, whose determination as to which shall be final, binding and conclusive.

           (e) Except as hereinbefore expressly provided in this Section 5(B)(ix), an Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to the Option.

           (f) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, mergers, reorganizations or changes of its capital or business structure, to merge or to consolidate, to dissolve or liquidate or to sell or transfer all or any part of its business or assets.

        (x) Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of the Shares to such person. No adjustments shall be made to outstanding Options for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights, except as provided in Section 5(B)(ix) hereof.

        (xi) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

        (xii) Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchases of Shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares subject to such Option are registered under the Securities Act of 1933, as amended (the "Act"), or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Act, or any other applicable law, regulation or rule of any governmental agency.

        (xiii) Other Provisions. The Option Notice shall comply with and be subject to the terms and conditions of the Plan, and shall contain such other terms, conditions and provisions as the Committee shall deem advisable.

6.  TERM OF PLAN

Options shall be granted pursuant to the Plan from time to time within the period of ten years from the earlier of the date of adoption of the Plan and the date on which the Plan is approved by the stockholders of the Company.

7.  AMENDMENT OF THE PLAN

The Board of Directors may, insofar as permitted by law, from time to time, with respect to any Shares not then subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, subject to the approval of the stockholders of the Company where such approval is required by law or regulation or pursuant to the rules of the NYSE or, if the Shares are not listed on the NYSE, the rules of any other exchange or market on which the Shares may be traded.

8.  APPLICATION OF FUNDS

The proceeds received by the Company from the sale of shares pursuant to Options will be used for general corporate purposes.

9.  NO OBLIGATION TO EXERCISE OPTION

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

10.  APPROVAL OF STOCKHOLDERS

This Plan shall be effective upon its approval by the stockholders of the Company.

11.  NO RIGHT TO NOMINATION

Neither the Plan nor any action taken hereunder shall be construed as giving any director any right to be nominated for reelection to the Company's Board of Directors.

12.  EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary to (a) establish any other forms of incentives or compensation for employees or directors of or persons associated with the Company or any Subsidiary, or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                                                                       EXHIBIT C

                          DELPHI FINANCIAL GROUP, INC.

                   LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

1.  PURPOSE

The purpose of this Long-Term Performance-Based Incentive Plan (the "Plan") is to advance the interests of Delphi Financial Group, Inc. (the "Company") by providing Mr. Robert Rosenkranz, Chairman, President and Chief Executive Officer of the Company, with a compensation arrangement that rewards him for significant gains in shareholder wealth as measured by the performance of the Company's Class A Common Stock ("Stock") against the S&P Insurance Composite Index Total Return to Shareholders, as defined in Section 5.2(d).

The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options and Restricted Stock or Deferred Shares, all as more fully described below.

2.  ADMINISTRATION

Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. So long as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee shall be Non-Employee Directors within the meaning of Rule 16b-3 under the 1934 Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as they are earned in accordance with the Plan; (b) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any required written notices and elections, and change such forms from time to time; (c) adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 8.6.

3.  EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be subject to approval by the stockholders of the Company, and Awards granted prior to such approval shall also be subject to such approval. The Plan will terminate on December 31, 2007.

4.  SHARES SUBJECT TO THE PLAN

Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Company common stock subject to Award during any calendar year of the Plan shall not exceed 240,000, consisting of 60,000 shares of restricted or deferred shares of Company common stock and options to purchase 180,000 shares of Company common stock, plus the Carryover Amount. The "Carryover Amount" is 240,000 shares, consisting of 60,000 shares of restricted or deferred shares of Company common stock and options to purchase 180,000 shares of Company common stock for each calendar year of the Plan commencing on or after January 1, 1996 and ending prior to the year for which the Award is being made, reduced by the number of shares of Company common stock for which Awards have been made during any calendar year. The foregoing share amounts do not reflect the stock dividend paid on September 30, 1996, which stock dividend will result in adjustments of such share amounts under Section 8.6 hereof.

No fractional shares of Company common stock will be delivered under the Plan.

5.  PARTICIPATION AND AWARDS

  5.1  PARTICIPATION

        Mr. Robert Rosenkranz, Chairman, President and Chief Executive Officer of the Company, is the sole participant in the Plan. Mr. Rosenkranz will receive an Award under the Plan following the end of each Performance Period (as defined below), beginning with the year ending December 31, 1996, when and only if the Ending Stock Value (as defined below) exceeds the Beginning Stock Price (as defined below) by an amount greater than the S&P Insurance Composite Index Total Return to Shareholders over the comparable period. The first Award under the Plan will be based on a Beginning Stock Price as of January 1, 1996 and an Ending Stock Value as of December 31, 1996. Thereafter, Awards will be based on the Beginning Stock Price and the Ending Stock Value for each Performance Period.

  5.2 DETERMINATION OF AWARDS

        (a) Award. Promptly following the end of each Performance Period of the Plan, the Committee shall determine whether Ending Stock Value exceeds Beginning Stock Price for such period. If Ending Stock Value is less than or equal to Beginning Stock Price, no Award will be made. If Ending Stock Value exceeds Beginning Stock Price, the Committee shall then determine the "S&P Return Value" for such period in the manner described below. If the Ending Stock Value exceeds the S&P Return Value, Mr. Rosenkranz will be entitled to receive an Award, as specified below, valued at two and a half percent (2.5%) of the excess of Ending Market Value over Beginning Market Value (the "Award Amount"). If the Ending Stock Value for a Performance Period exceeds the Beginning Stock Price for the period by an amount greater than the S&P Insurance Composite Index Total Return to Shareholders over the comparable period, the Award Amount for the Performance Period will be increased by the portion of the Award Amount from previous Performance Periods which did not result in Awards due to the limitation of Section 4 hereof; provided, however, that the total Awards in any calendar year shall not exceed the maximum for the year set forth in Section 4. To the extent required under the Code, the Committee shall certify the achievement of the performance goals.

        (b) Beginning Stock Price. For purposes of this Plan, "Beginning Stock Price" means the average closing price of the Stock for each of the 20 trading days commencing 10 trading days prior to the first trading day of the relevant Performance Period; except that the Beginning Stock Price for a particular Performance Period shall never be less than the Ending Stock Price (as defined below) for any previously elapsed Performance Period with respect to which an Award was made under the Plan.

        (c) Ending Stock Value. For purposes of this Plan, "Ending Stock Value" means the average closing price of the Stock for each of the 20 trading days commencing 9 trading days prior to the last trading day of the relevant Performance Period (the "Ending Stock Price") adjusted for the payment of cash dividends during the period, assuming such dividends had been reinvested in Company common stock on the date paid to stockholders using the methodology consistent with the determination of the S&P Insurance Composite Index Total Return to Shareholders.

        (d) S&P Insurance Composite Index Total Return to Shareholders. For purposes of this Plan, "S&P Insurance Composite Index Total Return to Shareholders" for a particular period shall mean the Standard & Poor's Insurance Composite Index Total Return to Shareholders as determined by Standard & Poor's Compustat, measured from the first day of the period in question to the last day.

        (e) S&P Return Value. For purposes of this Plan, "S&P Return Value" means Beginning Stock Price multiplied by the sum of one (1) plus the S&P Insurance Composite Index Total Return to Shareholders, provided that the S&P Return Value for a Performance Period under the Plan may never be less than the Beginning Stock Price for such period.

        (f) Performance Period. For purposes of this Plan, "Performance Period" means the calendar year (beginning with calendar year 1996); provided, however, that if an Award is not made for a calendar year, the next succeeding Performance Period shall include all calendar years following the last calendar year for which an Award was made.

        (g) Beginning Market Value. For purposes of this Plan, "Beginning Market Value" means the Beginning Stock Price multiplied by the number of shares of common stock of the Company outstanding on the first day of the Performance Period (for this purpose treating shares of Company stock that are subject to acquisition as of such day (without regard to applicable vesting periods) under the options to purchase the common stock of SIG Holdings, Inc. ("SIG") assumed by the Company pursuant to the Agreement and Plan of Merger dated as of October 5, 1995 among SIG, the Company and SIG Holdings Acquisition Corp. (the "SIG Option Shares") as outstanding Company common stock).

        (h) Ending Market Value. For purposes of this Plan, "Ending Market Value" means the Ending Stock Price for the Performance Period multiplied by the number of shares of common stock of the Company outstanding on the last day of the Performance Period (for this purpose treating the SIG Option Shares as outstanding Company common stock). Ending Market Value shall be adjusted for the payment of cash dividends during the period, assuming such dividends had been reinvested in Company common stock on the date paid to stockholders using the methodology consistent with the determination of the S&P Insurance Composite Index Total Return to Shareholders.

  5.3  PAYMENT OF AWARDS

The Award to be made following any Performance Period shall consist of:

        (a) that number of shares of restricted Company Class B Common Stock ("Restricted Stock") as are determined by dividing fifty percent (50%) of the Award Amount by the Ending Stock Price for the period; and

        (b) Options covering a number of shares of Company Class B Common Stock equal to three times the number of shares of Restricted Stock determined above, except that Options awarded for the Performance Period ending December 31, 1996 shall be options to purchase such number of shares of Stock.

The Restricted Stock and Options shall be granted upon the terms and conditions set forth below.

  5.4  DEFERRED SHARES

        (a) Awards in Lieu of Restricted Stock. If the Committee determines that the payment of an Award, in whole or in part, in shares of Restricted Stock may result in the Company not being able to take a tax deduction under
    Section 162(m) of the Code upon the vesting of such Restricted Stock or otherwise would not be in the best interests of the Company, or if the Committee determines that the Plan objective of deferral of taxation may not be met by issuance of Restricted Stock, it may elect instead to pay the Restricted Stock portion of the Award in an equivalent number of Deferred Shares. Deferred Shares represent the right to receive the stated number of shares of Company Class B Common Stock upon the same events described in
    Section 6.2(c) hereof for the vesting of Restricted Stock. In the event that any Deferred Shares are awarded pursuant to this Section 5.4(a), all references to Restricted Stock in this Plan (including the forfeiture provision in Section 6.2(c) hereof) shall be deemed to apply, insofar as they are applicable, to the Deferred Shares.

        (b) Dividend Equivalents. In the event that a dividend is paid or property is distributed (including, without limitation, shares of Stock) with respect to a share of Company Class B Common Stock while a Deferred Share is outstanding, Mr. Rosenkranz shall receive with respect to each Deferred Share then outstanding:

           (i) in the case of a cash dividend, or a distribution of property other than stock, dividend equivalents in cash or such property which shall be paid concurrently with the payment of the dividend on the stock; and

           (ii) in the case of stock dividends, a number of additional Deferred Shares equal to the number of whole or fractional shares of stock that would have been paid if the Deferred Shares had been stock outstanding on the date of distribution.

Any additional Deferred Shares issued under this Section 5.4(b) shall be subject to the same terms and conditions, including with respect to vesting, forfeiture and distribution, as apply to the Deferred Shares in respect of which they are issued.

  5.5  AWARDS FOR PARTIAL YEARS

If Mr. Rosenkranz's employment terminates during any Performance Period of the Plan other than by the Company for Cause or by Mr. Rosenkranz without Good Reason, Mr. Rosenkranz will be entitled to receive an Award based on the performance of the Stock versus the S&P Insurance Composite Index through the date of termination. In addition, on the day prior to the consummation of any transaction described in Section 6.2(f)(1) or (2), Mr. Rosenkranz will be entitled to receive an Award based on the performance of the Stock versus the S&P Insurance Composite Index through such date. The portion of any such Award that would have been paid in Restricted Stock will be satisfied by an equivalent number of shares of Company Class B Common Stock free of any restrictions.

6.  TYPES OF AWARDS

  6.1  OPTIONS

        (a) Nature of Options; Grant Date. An Option will entitle Mr. Rosenkranz to purchase Company Class B Common Stock (Stock in the case of Options granted for the Performance Period ending December 31, 1996) at a specified exercise price. The grant date for each Option shall be the last trading day used to determine the Ending Stock Price used in calculating the Award.

        (b) Exercise Price. The exercise price per share of an Option will be the Fair Market Value per share of the stock subject to the Option, determined as of the grant date. In no case may the exercise price paid for stock which is part of an original issue of authorized stock be less than the par value per share of the stock. For purposes hereof, "Fair Market Value" shall be the closing price per share of Stock, as reported on the New York Stock Exchange ("NYSE") on the grant date, or if the Stock is not listed for trading on the NYSE, the closing price of Stock as reported on another recognized securities exchange or on the NASDAQ National Market System if the stock shall then be listed on such exchange or system. If the stock did not trade on the grant date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the Stock was traded preceding the grant date.

        (c) Duration of Options. The latest date on which an option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted.

        (d) Exercise of Options. Options granted under any Award will be exercisable 30 days following such grant, subject to approval of the Plan by shareholders of the Company. Any exercise of an Option must be in writing, delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

        (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) (i) through the delivery of shares of Company common stock which have been outstanding for at least six months and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.

  6.2  RESTRICTED STOCK

        (a) Nature of Restricted Stock Award. The portion of the Award paid in Restricted Stock entitles Mr. Rosenkranz to receive shares of Company Class B Common Stock subject to the restrictions described in paragraph (c) below.

        (b) Rights as a Stockholder. Mr. Rosenkranz will have all the rights of a stockholder with respect to the Company Class B Common Stock granted in connection with an Award, including voting and dividend rights, subject to the restrictions described in paragraph (c) below, and subject to approval of the Plan by shareholders of the Company. Certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of such restrictions, at which time such certificates will be delivered to Mr. Rosenkranz.

        (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the earliest of (i) Mr. Rosenkranz's termination of employment (A) by reason of death, Disability or normal retirement in accordance with the policies set by the Board of Directors, (B) by the Company other than for Cause or (C) by Mr. Rosenkranz for Good Reason (each a "Qualifying Termination") and (ii) a Change of Ownership of the Company. If the Company terminates Mr. Rosenkranz's employment for Cause or if Mr. Rosenkranz terminates his employment other than for Good Reason or in connection with an event described in clause (A) above, any shares of Restricted Stock that he then holds subject to restrictions will be forfeited to the Company.

        (d) Cause. For purposes of this Plan, "Cause" means (i) conviction of a felony or other crime involving fraud, dishonesty or moral turpitude, (ii) fraud with respect to the business of the Company, or (iii) gross neglect of duties of the office specified in writing by the Board. For purposes of this Plan, Mr. Rosenkranz shall not be deemed to have been terminated for Cause until the later to occur of (i) the 30th day after notice of termination is given and (ii) the delivery to him of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Company's directors at a meeting called and held for that purpose, and at which Mr. Rosenkranz together with his counsel was given an opportunity to be heard, finding that Mr. Rosenkranz was guilty of conduct described in the definition of "Cause" above, and specifying the particulars thereof in detail.

        (e) Good Reason. For purposes of this Plan, "Good Reason" means the voluntary termination by Mr. Rosenkranz of his employment (1) to enter public service or (2) within 120 days after the occurrence without his express written consent of any of the following events, provided that Mr. Rosenkranz gives notice to the Company at least 30 days in advance requesting that the situation be remedied, and the situation remains unremedied upon expiration of such 30-day period:

           (i) Mr. Rosenkranz's removal from, or any failure to reelect him to, the positions of Chairman of the Board, President or Chief Executive officer, except in connection with his termination for Cause or Disability or termination by him other than for Good Reason; or

           (ii) reduction in Mr. Rosenkranz's rate of Base Salary for any fiscal year to less than 100 percent of the rate of Base Salary paid to him in fiscal 1996; or

           (iii) failure of the Company to continue in effect any retirement, life insurance, medical insurance or disability plan in which Mr. Rosenkranz was participating on the date of Board adoption of this Plan unless the Company provides Mr. Rosenkranz with a plan or plans that provide substantially comparable benefits; or

           (iv) a Change of Ownership; or

           (v) any purported termination by the Company of Mr. Rosenkranz's employment for Cause that is not effected in compliance with paragraph
       (d) of this Section 6.2.

        (f) Change of Ownership. For purposes of this Plan, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters ( 3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the 1934 Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

        (g) Disability. For purposes of this Plan, "Disability" means an illness, injury, accident or condition of either a physical or psychological nature as a result of which Mr. Rosenkranz is unable to perform substantially the duties and responsibilities of his position for 180 days during a period of 365 consecutive calendar days.

        (h) Notice of Election.  If Mr. Rosenkranz makes an election under
    Section 83(b) of the Code with respect to Restricted Stock, he must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

7.  EVENTS AFFECTING OUTSTANDING OPTIONS

  7.1  QUALIFYING TERMINATION

If Mr. Rosenkranz's employment with the Company terminates in connection with a Qualifying Termination, he (or his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution) may exercise all or any Options he then holds at any time prior to the expiration of their respective terms.

  7.2  TERMINATION OF EMPLOYMENT (OTHER THAN A QUALIFYING TERMINATION)

If Mr. Rosenkranz's employment with the Company terminates other than in connection with a Qualifying Termination, all Options will continue to be exercisable for a period of ninety days following the termination and shall thereupon terminate, unless the termination was by the Company for Cause, in which case all such Options shall immediately terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

8.  GENERAL PROVISIONS

  8.1  DOCUMENTATION OF AWARDS

Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time.

  8.2  RIGHTS AS A STOCKHOLDER

Except as specifically provided by the Plan, the receipt of an Award will not give Mr. Rosenkranz rights as a stockholder. He will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Company common stock.

  8.3  CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Company common stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Company common stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Company common stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such stock bear an appropriate legend restricting transfer.

  8.4  TAX WITHHOLDING

Upon the lapse of restrictions on the Restricted Stock, the delivery of any Deferred Shares and the exercise of any Options, the Committee will have the right to require that Mr. Rosenkranz or his representative remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Company common stock. If and to the extent that such withholding is required, the Committee may permit Mr. Rosenkranz or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Company common stock having a value calculated to satisfy the withholding requirement.

  8.5  NONTRANSFERABILITY OF AWARDS

Except as set forth below and in Section 6.2(c), Awards granted hereunder may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of descent and distribution. Notwithstanding the foregoing, if the Committee expressly so provides in the applicable Award agreement (at the time of grant or at any time thereafter), an Option granted hereunder may be transferred for no consideration by Mr. Rosenkranz to members of his "immediate family", to a trust or trusts established for the exclusive benefit of solely one or more members of his "immediate family" or to a partnership in which his "immediate family" members are the only partners. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means Mr. Rosenkranz's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

  8.6  ADJUSTMENTS

        (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

        (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision included in or relating to the calculation of Awards (including the Beginning Stock Price determined in accordance with Section 5.2(b)) affected by such change. The Committee may also make appropriate adjustments to take into account, mergers, consolidations, acquisitions, dispositions or similar corporate transactions if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve (but not enhance) the benefits under the Plan.

  8.7  STOCKHOLDER APPROVAL OF CHARTER AMENDMENT

Notwithstanding any provision of the Plan to the contrary, if the proposal to amend the Company's restated certificate of incorporation to limit the voting rights of the Company Class B common stock as described in the Company's proxy statement for its 1997 annual meeting of stockholders is not approved by the stockholders of the Company at the 1997 annual meeting of stockholders, only shares of Stock shall be subject to any Award made hereunder and all references in the Plan to shares of Company Class B common stock shall instead be references to Stock.

  8.8  EMPLOYMENT RIGHTS, ETC.

Neither the adoption of the Plan nor the grant of Awards will confer upon Mr. Rosenkranz any right to continued retention by the Company as an employee or otherwise, or affect in any way the right of the Company to terminate an employment relationship at any time.

  8.9  DEFERRAL OF PAYMENTS

The Committee may agree at any time, upon Mr. Rosenkranz's request but subject to its discretion, to defer the date on which any payment under an Award will be made.

  8.10  EXCISE TAX GROSS-UP

In the event it shall be determined that any payment or distribution made, or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of vesting of any restricted stock or deferred stock), by the Company to or for the benefit of Mr. Rosenkranz (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 8.9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any similar excise tax) or any interest or penalties are incurred by Mr. Rosenkranz with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Mr. Rosenkranz shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Mr. Rosenkranz of all taxes (including any Excise Tax, income tax or payroll tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, Mr. Rosenkranz retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.

9.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will without Mr. Rosenkranz's consent, amend the Plan or any outstanding Award so as to adversely affect his rights under the Plan or any outstanding Award.

                         DELPHI FINANCIAL GROUP, INC.

    This proxy is solicited on behalf of the Board of Directors of Delphi
                            Financial Group, Inc.

The undersigned stockholder hereby appoints Robert Rosenkranz and Robert M. Smith, Jr. or either of them as attorneys or proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote in the manner designated on the reverse side of this card (or, if no designation is made, as provided below), all of the shares of Common Stock of Delphi Financial Group, Inc. (the "Company") held of record by the undersigned at the close of business on March 20, 1997 at the Company's Annual Meeting of Stockholders scheduled to be held on May 13, 1997 at 10:00 AM, E.D.T., or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Notice of Annual Meeting of Stockholders and Proxy Statement dated April 11, 1997, and grants authority to each of said proxies or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place, and stead.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, AND PROPOSAL 6.

PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

           HAS YOUR ADDRESS CHANGED?         DO YOU HAVE ANY COMMENTS?

           --------------------------        -------------------------
           --------------------------        -------------------------
           --------------------------        -------------------------

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
[ ]  PLEASE MARK VOTES AS IN THIS EXAMPLE

----------------------------
DELPHI FINANCIAL GROUP, INC.
----------------------------

         PROXY SOLICITED FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON MAY 13, 1997

1.  Election of Directors.

    Class A Director:
    Thomas L. Rhodes

    Directors:
    Robert Rosenkranz             Lewis S. Ranieri
    Robert M. Smith, Jr.          Thomas A. Sullivan
    Edward A. Fox                 B.K. Werner
    Charles P. O'Brien

    For [ ]       Withhold [ ]          For All Except [ ]

    Note: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).

2. Approval of an amendment to the Restated Certificate of Incorporation of the Company to limit the voting rights of the Class B Common Stock and permit the issuance of additional shares of Class B Common Stock pursuant to the Long-Term Performance-Based Incentive Plan.

    For [ ]               Against [ ]          Abstain [ ]

3.  Approval of the Second Amended and Restated Employee Stock Option Plan.

    For [ ]               Against [ ]          Abstain [ ]

4.  Approval of the Amended and Restated Directors Stock Option Plan.

    For [ ]               Against [ ]          Abstain [ ]

5.  Approval of the Long-Term Performance-Based Incentive Plan.

    For [ ]               Against [ ]          Abstain [ ]

6. To transact such other business that properly comes before the meeting or any adjournment thereof.

    For [ ]               Against [ ]          Abstain [ ]

    Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

Please be sure to sign and date this Proxy.  Date
                                                   -----------------------------


-------------------------------------    ---------------------------------------
    Stockholder sign here                                     Co-owner sign here

--------------------------------------------------------------------------------
DETACH CARD                                                          DETACH CARD

                          DELPHI FINANCIAL GROUP, INC.


Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are five matters related to the management and operation of your company that require your prompt attention. These matters are discussed in the enclosed proxy materials.

You vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, scheduled to be held on May 13, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Delphi Financial Group, Inc.